                                                                    EXHIBIT 10.2




                                 LOAN AGREEMENT


                                  dated as of
                               December 19, 1995


                                     among


                           HANOVER COMPRESSOR COMPANY

                                  as Borrower,


                      JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP

                                   as Agent,
                                      and


                           THE FINANCIAL INSTITUTIONS
                          NAMED IN THIS LOAN AGREEMENT

                                   as Lenders



                                  $100,000,000

                               TABLE OF CONTENTS


                                   ARTICLE 1

                                                      GENERAL TERMS   . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 1.1      Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2      Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE 2

                                                AMOUNT AND TERMS OF LOANS   . . . . . . . . . . . . . . . . . . . . .  17

Section 2.1      Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 2.2      Advancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 2.3      Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.4      Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.5      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.6      Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 2.7      Records, Payments, and Computations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 2.8      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 2.9      Make-Whole Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.10     Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 2.11     Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 2.12     Market Failure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE 3

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  33

Section 3.1      Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 3.2      No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 3.3      Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 3.4      Corporate Power; Authorization; Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . .  35
Section 3.5      No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 3.6      No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 3.7      No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 3.8      Ownership of Property Liens; Leases of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 3.9      Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 3.10     No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.11     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 3.12     Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.13     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.14     Investment Company Act; Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 3.15     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 3.16     Purpose of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 3.17     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 3.18     Accuracy and Completeness of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 3.19     Support and Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE 4

                                                  AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . .  41

Section 4.1      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 4.2      Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 4.3      Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 4.4      Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 4.5      Maintenance of Property; Insurance; Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 4.6      Inspection of Property; Books and Records; Discussions . . . . . . . . . . . . . . . . . . . . . . .  45
Section 4.7      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 4.8      Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 4.9      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 4.10     Change in Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 4.11     Guaranties and Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                        ARTICLE 5

                                                    NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .  49

Section 5.1      Financial Condition Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 5.2      Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 5.3      Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 5.4      Limitation on Guarantee Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 5.5      Limitations on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 5.6      Limitation on Sale or Lease of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 5.7      Limitation on Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.8      Limitation on Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.9      Limitation on Derivatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.10     Limitation on Investments, Loans, and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 5.11     Limitation on Optional Payments and Modifications of Indebtedness Instruments  . . . . . . . . . . .  58
Section 5.12     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Section 5.13     Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 5.14     Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.15     Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.16     Limitation on Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.17     Purpose of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                        ARTICLE 6

                                                    EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . .  59

Section 6.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 6.2      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                        ARTICLE 7

                                                  CONDITIONS OF LENDING   . . . . . . . . . . . . . . . . . . . . . .  65

Section 7.1      Initial Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 7.2      All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 7.3      Loans For Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                        ARTICLE 8

                                                        THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . .  70

Section 8.1      Authorization and Action; Collateral Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 8.2      Agent's Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 8.3      The Agent and Its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 8.4      Lender Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 8.5      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 8.6      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 8.7      Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

                                                        ARTICLE 9

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  73

Section 9.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 9.2      Modifications, Waivers, and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 9.3      Payment of Expenses, Indemnities, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 9.4      Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 9.5      Survival of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

Section 9.6      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 9.7      Renewal, Extension, or Rearrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 9.8      No Implied Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 9.9      Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 9.10     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
SECTION 9.11   CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
SECTION 9.12   SUBMISSION TO JURISDICTION; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
SECTION 9.13   WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 9.14     Prevention of Usury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 9.15     References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Section 9.16     Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
SECTION 9.17   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Section 9.18     Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Section 9.19     Titles of Articles, Sections, and Subsections  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Section 9.20     Satisfaction Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Section 9.21     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

EXHIBITS

         Exhibit A                -        Form of Loan Request
         Exhibit B                -        Form of Note
         Exhibit C                -        Form of Compliance Certificate
         Exhibit D                -        Form of Guaranty
         Exhibit E                -        Form of Pledge Agreement
         Exhibit F                -        Form of Security Agreement
         Exhibit G                -        Form of Mortgage

         Schedule I               -        Administrative Information
         Schedule II              -        Disclosures:
                                           3.1(b)
                                           3.2
                                           3.8
                                           3.10
                                           3.15
                                           3.17
                                           5.2(c)
                                           5.3(c)
                                           5.6
                                           5.11
                                           5.12

                                 LOAN AGREEMENT


         This Loan Agreement is made and entered into as of December 19, 1995, among Hanover Compressor Company, a Delaware corporation, as borrower, Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, in its capacity as agent for the lenders hereunder, and the financial institutions which are or become lenders hereunder.

         In consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower, the Agent, and the Lenders agree as follows:

                                   ARTICLE 1

                                 GENERAL TERMS

         Section 1.1      Certain Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall mean any direct or indirect acquisition, whether in one or more related transactions, of (a) all or substantially all of the assets, liabilities, or securities of a Person, a division or business unit of a Person, or any related group of the foregoing or (b) any related group of assets, liabilities, or securities of any Person with market value in excess of 25% of the consolidated assets of the Borrower immediately prior to the acquisition.

         "Active" shall mean, with respect to the status of the Commitments of the Lenders under this Agreement, that in accordance with Section 2.1(c) the Borrower has elected and the Lenders have agreed that the Commitments of the Lenders under this Agreement are accessible by the Borrower.

         "Adjusted Prime Rate" shall mean, at any time of its determination, the greater of (a) the Prime Rate in effect from time to time or (b) the Federal Funds Rate in effect from time to time plus 0.50%.

         "Advance" means an outstanding advance of principal from a Lender which represents such Lender's ratable share of a Loan.

         "Affiliate" of any Person means any Person directly or indirectly controlled by, controlling, or under common control with such first Person. For the purposes of this definition

"control" of any Person includes, (i) with respect to any corporation or other Person having voting shares or the equivalent, the ownership or power to vote, directly or indirectly, shares or the equivalent representing 10% or more of the power to vote in the election of directors, managers, or Persons performing similar functions and (ii) the ability to direct the business and affairs of any Person by acting as a general partner, manager, or otherwise.

         "Agent" shall mean JEDI, in its capacity as agent for the Lenders, or its successor in such capacity.

         "Agent Fee Letter" shall mean the letter agreement made by the Borrower in favor of the Agent regarding certain fees payable to the Agent in connection with this Agreement.

         "Agreement" shall mean this Loan Agreement.

         "Applicable Lending Office" shall mean, with respect to any Lender and for any particular type of transaction, the office of the Lender set forth in
Schedule I to this Agreement (or in the applicable Assignment and Acceptance by which the Lender joined this Agreement) as its applicable lending office for such type of transaction or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent for such particular type of transaction.

         "Applicable Margin" shall mean, for any LIBOR Rate Loan or Prime Rate Loan, an amount equal to the percentage amount for LIBOR Rate Loans or Prime Rate Loans set forth in the table below opposite the applicable number of years to maturity for such Loan, rounded arithmetically for all partial number of years, as of the date of the making of such Loan (e.g. a Loan with a maturity date of one year and six months after the making of such Loan would be a two year loan for the purposes of the determination of the Applicable Margin, but a Loan with a maturity date of one year and five months after the making of such Loan would be a one year loan for such purposes).

   Years               Applicable Margin                 Applicable Margin
to Maturity            LIBOR Rate Loans                  Prime Rate Loans
     1                        1.00                              0.00
     2                        1.25                              0.00
     3                        1.50                              0.00
     4                        1.75                              0.00
     5                        2.00                              0.00
     6                        2.00                              0.00
     7                        2.00                              0.00

         "Applicable Payment Office" shall mean, with respect to any Lender and for any particular type of transaction, the office of such Lender set forth in
Schedule I to this Agreement (or in the applicable Assignment and Acceptance by which the Lender joined this Agreement) as its applicable payment office for such type of transaction or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent for such particular type of transaction.

         "Borrower" shall mean Hanover Compressor Company, a Delaware corporation.

         "Borrower Account" shall mean the account of Borrower specified by the Borrower into which the proceeds of each Loan are to be deposited by the Agent.

         "Business Day" shall mean a day of the year on which commercial banks are not required or authorized to close in Houston, Texas, or New York, New York, and, if the applicable Business Day relates to any LIBOR Rate Loan, it means a day on which dealings in deposits in U.S. Dollars are carried on in the London interbank market.

         "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Equivalent" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit (including, without limitation, certificates denominated in eurodollars) having maturities of not more than one year from the date of acquisition of any domestic commercial bank having capital and surplus in excess of $100,000,000, or such other domestic financial institutions or brokerage houses which have been disclosed to and approved by the Agent, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 180 days after the date of acquisition.

         "Change of Control" shall mean, with respect to the Borrower, the direct or indirect acquisition by any Person or group of Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with any Affiliates thereof, other than GKH Partners, L.P., GKH Investments, L.P., JEDI, or their Affiliates, of beneficial ownership (as defined in Rule 13-d-3 under the

Exchange Act) or control of 50% or more of the total voting power of all of the classes of Capital Stock of the Borrower entitled to vote generally in the election of directors of the Borrower.

         "Chemical" shall mean Chemical Bank, a New York banking corporation.

         "Chemical Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of December 19, 1995, among the Borrower, as borrower, Chemical, as agent for the banks, and the several banks parties thereto, as banks.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Collateral" shall mean any real or personal property which may now or hereafter be subject to a Lien securing the Loan Obligations, including the Liens held by the Collateral Trustee under the Collateral Trust Agreement for the ratable benefit of the Lenders under this Agreement and the other secured lenders under the Collateral Trust Agreement.

         "Collateral Trust Agreement" shall mean the Collateral Trust Agreement dated as of December 19, 1995, made by the Borrower, Hanover Maintech, Hanover/Smith, Hanover Land, and Hanover Acquisition in favor of the Collateral Trustee for the ratable benefit of the holders of the secured indebtedness described thereunder.

         "Collateral Trustee" shall mean Chemical, as collateral trustee under the Collateral Trust Agreement, or its successor in such capacity.

         "Commitment" shall mean, for any Lender, the amount set opposite such Lender's name on the signature pages hereof as its Commitment, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Commitment in the Register maintained by the Agent pursuant to
Section 9.6, as such amount may be reduced pursuant to the terms hereof.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated Current Ratio" shall mean, for any Person and as of any date of its determination, the ratio of (a) such Person's current assets to (b) such Person's current liabilities (excluding the current portion of such Person's long-term Indebtedness), determined on a consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated EBITDA" shall mean, for any Person and for any period of its determination, such Person's net income before extraordinary items for such period plus such Person's interest expense, income taxes, depreciation expense, and amortization expense for such period, determined on a consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any Person and for any period of its determination, the ratio of (a) such Person's Consolidated EBITDA for such period to (b) such Person's Consolidated Fixed Charges during such period.

         "Consolidated Fixed Charges" shall mean, for any Person and for any period of its determination, such Person's scheduled principal payments on Indebtedness during such period (other than scheduled principal payments under revolving credit facilities of such Person during such period resulting from the maturity of such revolving credit facilities to the extent such scheduled principal payments have been extended, renewed, rearranged, or refinanced under revolving credit facilities maturing beyond such period), plus interest expense during such period, plus Consolidated Mandatory Capital Expenditures during such period, determined on a consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Indebtedness" shall mean, for any Person and as of any date of its determination, all Indebtedness of such Person, determined on a consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Intangible Assets" shall mean, for any Person and as of any date of its determination, the goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets, and such other assets of such Person as are properly classified as "intangible assets" in accordance with GAAP on a consolidated basis, consistently applied.

         "Consolidated Interest Coverage Ratio" shall mean, for any Person and for any period of its determination, the ratio of (a) such Person's Consolidated EBITDA for such period to (b) such Person's interest expense during such period determined on a consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Leverage Ratio" shall mean, for any Person and as of any date of its determination, the ratio of (a) such Person's Consolidated Indebtedness to (b) such Person's Consolidated Total Capital.

         "Consolidated Mandatory Capital Expenditures" shall mean, for any Person and for any period of its determination, the capital expenditures of such Person made in the ordinary course of business for the maintenance of equipment which extends the useful life of such equipment and are or should be capitalized on the balance sheet of such Person determined on a consolidated basis in accordance with GAAP, consistently applied; provided, however, that such expenditures made in connection with the initial refurbishing of used equipment acquired by the Borrower or its Subsidiaries prior to the first resale or lease thereof shall be excluded from the calculation of Consolidated Mandatory Capital Expenditures.

         "Consolidated Net Worth" shall mean, for any Person and as of any date of its determination, the excess of the assets of such Person over the liabilities of such Person, determined on a consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Operating Lease Expense" shall mean, for any Person and for any period of its determination, the aggregate rental obligations of such Person determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof, but including taxes, insurance, maintenance, and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, but excluding the same with respect to Financing Leases.

         "Consolidated Tangible Net Worth" shall mean, for any Person and as of any date of its determination, the Consolidated Net Worth of such Person less the Consolidated Intangible Assets of such Person.

         "Consolidated Total Capital" shall mean, for any Person and as of any date of its determination, the Consolidated Indebtedness of such Person plus the Consolidated Net Worth of such Person.

         "Contractual Obligation" shall mean, for any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound, including Material Contracts.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" shall mean, with respect to any amount due hereunder, a per annum interest rate equal to (a) if such amount is either outstanding principal accruing interest based upon a rate established elsewhere in this Agreement or accrued but unpaid interest thereon, the sum of (i) the interest rate established elsewhere in this Agreement from time to time for such principal amount, including any applicable margin, plus (ii) 2.00% per annum or
(b) in all other cases, the Adjusted Prime Rate in effect from time to time plus the Applicable Margin for Prime Rate Loans in effect from time to time plus 2.00% per annum.

         "Derivatives" shall mean any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

         "Derivative Obligations" shall mean any payment obligations due under any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

         "Dormant" shall mean, with respect to the status of the Commitments of the Lenders under this Agreement, that in accordance with Section 2.1(b) the Borrower has elected that the Commitments of the Lenders under this Agreement are not accessible by the Borrower.

         "Drawdown Termination Date" shall mean December 19, 2000.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         "Eligible Assignee" shall mean any Person which is (a) a domestic commercial bank or financial institution, foreign commercial bank or financial institution with an agency or office in the United States, or domestic investment fund, insurance company, or other institutional investor (other than institutional investors specializing in high-risk investments in Persons undergoing financial distress), in each case with capital and surplus or its equivalent in excess of $250,000,000, (b) not, or is not an Affiliate of, a direct industry competitor of the Borrower or any of its Subsidiaries, and (c) approved by the Agent.

         "Environmental Laws" shall mean any and all foreign, federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, permits, certificates, registrations, licenses, codes, decrees, or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning public or occupational health and safety, the environment, or any Hazardous Material as now in effect and applied or as in effect and applied at the time the event occurred which gave rise to the alleged violation, as the case may be.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions from three Federal funds brokers of recognized standing selected by the Agent.

         "Final Maturity Date" shall mean December 19, 2007.

         "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Financial Statements" shall mean the audited consolidated financial statements of the Borrower and its consolidated Subsidiaries described or referred to in Section 3.1(a).

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in preceding periods.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising the executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee Obligation" shall mean, for any Person (the "guaranteeing person"), any obligation for which the guaranteeing person has issued a guaranty, letter of credit, reimbursement, counter indemnity, or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

         "Guaranties" shall mean (a) the Guaranties dated as of December 19, 1995, made by Hanover Maintech, Hanover/Smith, Hanover Land, and Hanover Acquisition in favor of the Agent for the ratable benefit of the Lenders under this Agreement and (b) any other present or future guaranty in favor of the Agent for the ratable benefit of the Lenders under this Agreement.

         "Guarantors" shall mean (a) Hanover Maintech, Hanover/Smith, Hanover Land, and Hanover Acquisition and (b) any other present or future Person that executes a Guaranty.

         "Hanover Acquisition" shall mean Hanover Acquisition Corp., a Texas corporation.

         "Hanover Land" shall mean Hanover Land Company, a Texas corporation.

         "Hanover Land Financing" means the financing provided by First Interstate Bank of Texas, N.A., for Hanover Land which is reflected in the Financial Statements and remains outstanding on the date of this Agreement.

         "Hanover Maintech" shall mean Maintech Enterprises, Inc., a Texas corporation.

         "Hanover Marketing" shall mean Hanover Marketing Company, a Texas corporation.

         "Hanover/Smith" shall mean Hanover/Smith, Inc., a Delaware corporation.

         "Hazardous Materials" shall mean (a) petroleum and petroleum products, radioactive materials, asbestos in any form, polychlorinated biphenyls or transformers or other equipment that contain or contained polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials, or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "regulated substances", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material, or substance exposure to which is regulated by any Governmental Authority.

         "Indebtedness" shall mean, for any Person and as of any date of its determination, (a) all indebtedness of such Person for borrowed money, for the deferred purchase price of property or services, or for the reimbursement of draws under letters of credit (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture, or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien (other than any Lien of a type described in subsection 5.3(k) through (o)) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent" shall mean pertaining to a condition of Insolvency.

         "Interest Period" shall mean, with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan or the last day of the previous Interest Period for such LIBOR Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three, or six months, in each case as the Borrower may select; provided, however, that:

                 (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                 (b) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

                 (c) the Borrower may not select an Interest Period which ends after the earlier of the applicable Loan Maturity Date or the Final Maturity Date.

         "Interim Financial Statements" shall mean the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries described or referred to in Section 3.1(a).

         "Investments" shall have the meaning specified in Section 5.10.

         "JEDI" shall mean Joint Energy Development Investments Limited Partnership.

         "LIBOR" shall mean, for any Interest Period for any LIBOR Rate Loan, an interest rate per annum equal to the rate per annum reported, on the day three Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association

Interest Settlement Rates) provided by Telerate Systems Incorporated (or, if such Telerate Page shall cease to be publicly available, as reported by Reuters or any publicly available source of similar market data selected by the Agent) as the London Interbank Offered Rate for U.S. dollar deposits having a term equal to the Interest Period and in an amount substantially equal to the principal amount of the LIBOR Rate Loan.

         "LIBOR Rate Advance" shall mean any Advance made by a Lender as part of any LIBOR Rate Loan.

         "LIBOR Rate Loan" shall mean any Loan which bears interest based upon the LIBOR, as determined in accordance with Section 2.6.

         "Lenders" shall mean the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.6.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under any applicable version of the Uniform Commercial Code in effect from time to time or any comparable law of any jurisdiction in respect of any of the foregoing).

         "Loan" shall mean each loan made to the Borrower pursuant to the term loan facility created by Article 2.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, interest rate Derivative agreements executed pursuant to Section 2.6(d), and all other documents, instruments, and agreements executed and delivered pursuant to this Agreement or in connection herewith.

         "Loan Maturity Date" shall mean, with respect to each Loan, the final maturity date for such Loan as specified in the corresponding Notes.

         "Loan Obligations" shall mean all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Loan Parties to the Agent and/or the Lenders under this Agreement, the Notes, and the other Loan Documents.

         "Loan Parties" shall mean the Borrower and the Guarantors.

         "Loan Request" shall mean a Loan Request in the form of Exhibit A signed by a Responsible Officer of the Borrower and submitted to the Agent.

         "Majority Lenders" shall mean, at any time, any group of Lenders whose combined holdings of the Commitments plus holdings of the aggregate outstanding principal amount of the Loans at such time are at least 50.1% of the combination of the aggregate amount of the Commitments plus the aggregate outstanding principal amount of the Loans at such time.

         "Majority Lenders for Borrowing" shall mean, at any time, the joint determination of each of the Majority Lenders in Number, the Majority Lenders with Commitments, and the Majority Lenders.

         "Majority Lenders in Number" shall mean, at any time, any group of Lenders holding Commitments which are the majority in number of the Lenders holding Commitments at such time.

         "Majority Lenders with Commitments" shall mean, at any time, any group of Lenders which holds at least 50.1% of the aggregate amount of the Commitments at such time, provided that if the Commitments hereunder have terminated, then the Majority Lenders with Commitments shall mean the Majority Lenders with Outstandings.

         "Majority Lenders with Outstandings" shall mean, at any time, any group of Lenders which holds at least 50.1% of the then aggregate outstanding principal amount of the Loans at such time, provided that if there is no outstanding principal on the Loans, then the Majority Lenders with Outstandings shall mean the Agent.

         "Material Adverse Effect" shall mean any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations, or affairs of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis from those reflected in the Financial Statements, (b) the ability of the Borrower individually or the Borrower and its Subsidiaries on a consolidated basis to meet its obligations under this Agreement or any other Loan Document on a timely basis, or (c) the Agent's or the Lenders' interests in the Collateral or the Agent's or the Lenders' ability to enforce their rights and remedies under this Agreement or any other Loan Document (but only to the extent that any such material adverse effect does not result from any act or omission of the Agent or any Lender).

         "Material Contract" shall mean all of the contracts and agreements of the Borrower and its Subsidiaries which meet any of the following requirements:

                      (a) any contract and agreement for the purchase of inventory or personal property from any supplier or for the furnishing of services to the Borrower or any

         Subsidiary of the Borrower under the terms of which the Borrower or such Subsidiary: (i) is reasonably anticipated to pay or otherwise give consideration of more than $250,000 annually and (ii) cannot be cancelled by the Borrower or such Subsidiary without penalty and without more than 90 days' notice;

                      (b) each contract and agreement for the sale or lease of inventory or other personal property or for the furnishing of services by the Borrower or any Subsidiary of the Borrower, including natural gas compressor and oil and gas production leases, which: (i) is reasonably anticipated to involve consideration of more than $250,000 annually and (ii) cannot be cancelled by the Borrower or such Subsidiary without penalty and without more than 90 days' notice;

                      (c) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, and advertising contracts and agreements to which the Borrower or any Subsidiary of the Borrower is a party;

                      (d) all management contracts and contracts with independent contractors or consultants (or similar arrangements) involving exclusive rights or requiring payments in excess of $100,000 annually to which the Borrower or any Subsidiary of the Borrower is a party and which are not cancelable without penalty on 90 days' or less notice;

                      (e) all contracts and agreements relating to Indebtedness of the Borrower or any Subsidiary of the Borrower in excess of $250,000 individually or $1,000,000 in the aggregate;

                      (f) all material contracts and agreements with any Governmental Authority to which the Borrower or any Subsidiary of the Borrower is a party;

                      (g) all contracts and agreements that limit or purport to limit the ability of the Borrower or any Subsidiary of the Borrower to compete in any line of business or with any person or in any geographic area or during any period of time;

                      (h) all contracts and agreements between or among the Borrower or any Subsidiary of the Borrower on the one hand and the Borrower or any Affiliate of the Borrower on the other hand; and

                      (i) all other contracts and agreements not made in the ordinary course of business, which are material to the Borrower or any Subsidiary of the Borrower.

         "Mortgages" shall mean (a) the Deeds of Trust, Security Agreements, and Fixture Filings, the Mortgages, Security Agreements, and Fixture Filings, and the Leasehold Deeds of Trust,

Security Agreements, and Fixture Filings dated as of December 19, 1995, made by the Borrower, Hanover/Smith, and Hanover Land in favor of the Collateral Trustee for the ratable benefit of the Lenders under this Agreement and the other secured lenders under the Collateral Trust Agreement and (b) any present or future deeds of trust, mortgages, or similar agreements granting mortgage liens on real property in favor of the Collateral Trustee for the ratable benefit of the Lenders under this Agreement and the other secured lenders under the Collateral Trust Agreement.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Notes" shall mean all sets of the Promissory Notes in substantially the form of Exhibit B made by the Borrower and payable to the order of the Lenders holding an interest in the Loans reflected by such Notes, which sets of Promissory Notes are issued pursuant to the making of Loans under Section 2.2 or in connection with transfers of interests therein under Section 9.6 and evidence the indebtedness of the Borrower to each Lender resulting from Loans and accrued but unpaid interest thereon.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Payment Date" shall mean the 15th and last day of each month.

         "Permitted Lien" shall mean any Lien which is permitted under Section 5.3.

         "Person" shall mean an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Pledge Agreements" shall mean (a) the Pledge Agreements dated as of December 19, 1995, made by the Borrower and Hanover Acquisition in favor of the Collateral Trustee for the ratable benefit of the Lenders under this Agreement and the other secured lenders under the Collateral Trust Agreement and (b) any present or future pledge agreements granting security interests in securities in favor of the Collateral Trustee for the ratable benefit of the Lenders under this Agreement and the other secured lenders under the Collateral Trust Agreement.

         "Prime Rate" shall mean, at any time of its determination, the rate of interest from time to time announced by The Chase Manhattan Bank, N.A., at its principal office as its prime commercial lending rate, changing as and when such prime commercial lending rate changes.

         "Prime Rate Advance" shall mean any Advance made by a Lender as part of any Prime Rate Loan.

         "Prime Rate Loan" shall mean any Loan which bears interest based upon the Adjusted Prime Rate, as determined in accordance with Section 2.6.

         "Qualified Subsidiary" shall mean (a) each Subsidiary of the Borrower organized under a jurisdiction of the United States and having assets primarily located in the United States and (b) each other Subsidiary of the Borrower which has executed a Guaranty evidencing its obligation to repay the Loan Obligations and has executed appropriate Security Documents to pledge its assets to secure the repayment of the Loan Obligations, each in accordance with
Section 4.11.

         "ratable share" or "pro rata share" means, with respect to any Lender and as of any date of its determination, (a) if expressed herein for any specified determination, the ratio expressed herein for the specified determination, but (b) if not specified herein (i) with respect to matters regarding Commitments, including the making of Loans under the Commitments, the ratio of such Lender's Commitment to the aggregate Commitments and (ii) with respect to matters regarding any outstanding Loan Obligation, including payments on or based on such Loan Obligation, the ratio of the amount of such Loan Obligation owed to such Lender to the aggregate amount of such Loan Obligation owed to all Lenders.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System.

         "Related Parties" shall mean, with respect to any Person, such Person's stockholders, directors, officers, employees, agents, Affiliates, successors, and assigns, and their respective stockholders, directors, officers, employees, and agents, and, with respect to any Person that is an individual, such Person's family relations and heirs.

         "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19, or .20 of PBGC Reg.
Section  2615.

         "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, domestic or foreign, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer, president, executive vice president, general counsel, treasurer, or corporate secretary of the Borrower or any of its Subsidiaries, as the case may be.

         "Security Agreements" shall mean (a) the Security Agreements dated as of December 19, 1995, made by the Borrower, Hanover Maintech, Hanover/Smith, Hanover Land, and Hanover Acquisition in favor of the Collateral Trustee for the ratable benefit of the Lenders under this Agreement and the other secured lenders under the Collateral Trust Agreement and (b) any present or future security agreements granting security interests in favor of the Collateral Trustee for the ratable benefit of the Lenders under this Agreement and the other secured lenders under the Collateral Trust Agreement.

         "Security Documents" shall mean this Agreement, the Collateral Trust Agreement, the Pledge Agreement, the Security Agreements, the Mortgages, the Guaranties, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, the Guarantors, or any other Person (other than participation or similar agreements between the Agent and any other creditor with respect to any Loan Obligations) as security or support for the payment or performance of the Loan Obligations.

         "Single Employer Plan" shall mean any Plan which is a single employer Plan so defined in Section 4001(a)(15) of ERISA.

         "Subordinated Debt" shall mean, with respect to the Borrower and as of any date of its determination, any unsecured indebtedness for borrowed money for which the Borrower is directly and primarily obligated which arises after the date of this Agreement, does not have representations, warranties, or covenants that are as restrictive or more restrictive than this Agreement, and is subordinated, upon terms approved by the Agent in writing prior to the funding of the indebtedness (such approval not to be unreasonably withheld), to the payment and collection of the Loan Obligations. No indebtedness shall be considered to be Subordinated Debt hereunder unless all payments (other than payments made in the form of additional Subordinated Debt) and collection actions on the indebtedness are blocked for at least 180 days following any Default or Event of Default and all payments (other than payments made in the form of additional Subordinated Debt) and collection actions on the indebtedness are blocked permanently for as long as any Default or Event of Default related to failure to pay any Loan Obligations when due (whether by maturity, acceleration, or otherwise) exists. No indebtedness shall be considered to be Subordinated Debt hereunder if any scheduled principal payments are due on such indebtedness during the first five years during which this Agreement is outstanding, however, Subordinated Debt may have a maturity date before the Final Maturity Date.

         "Subsidiary" shall mean as to any Person, a corporation, partnership, or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Unqualified Subsidiary" shall mean any Subsidiary of the Borrower other than Qualified Subsidiaries.

         Section 1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, whether on a historical or proforma basis, this shall be done in accordance with GAAP unless expressly provided for in this Agreement. Whenever any financial determination is required to be made hereunder on the Borrower and its Qualified Subsidiaries, such test shall be made by consolidating the results of such Persons excluding the results from Unqualified Subsidiaries.

                                   ARTICLE 2

                           AMOUNT AND TERMS OF LOANS

         Section 2.1      Commitment.

                          (a)     Subject to the terms and conditions and
relying on the representations and warranties contained in this Agreement, each Lender holding Commitments hereunder severally agrees to make Advances to the Borrower as part of such Lender's ratable share of Loans requested by the Borrower in accordance with this Agreement on any Business Day during the period from the date hereof until the Drawdown Termination Date provided that
(i) the Commitments of the Lenders under this Agreement are Active, (ii) the aggregate outstanding principal amount of the Advances made by such Lender, whether or not retained by such Lender, may not exceed the outstanding principal amount of the Commitment of such Lender, and (iii) the aggregate outstanding principal amount of the Loans may not exceed the aggregate outstanding principal amount of the Commitments. Within the limits expressed in this Agreement, and provided that the Commitments of the Lenders under this Agreement are Active, the Borrower may from time to time borrow, prepay, repay, and reborrow Loans.

                          (b)     At any time when the aggregate outstanding
principal amount of Loans and all accrued but unpaid interest thereon is equal to $0.00 and there are no outstanding requests for Loans, the Borrower may by providing written notice to the Agent and the Lenders referencing this paragraph (b) cause the Commitments of the Lenders under this Agreement to become Dormant on the date specified by the Borrower in such written notice (the "Commitment Dormancy Date"). Upon receipt of such written notice, from the Commitment Dormancy Date until such time as the Commitments of the Lenders are made Active by the Lenders holding Commitments in accordance with paragraph
(c) below, the Commitments of the Lenders under this Agreement shall become Dormant. While the Commitments of the Lenders under this Agreement are Dormant, the Borrower may not request extensions of credit under this Agreement and all Events of Default occurring under this Agreement shall be suspended (other than the Events of Default specified in Section 6.1(a) and any Events of Default resulting from the failure of the Borrower to perform the covenants of the Borrower in Sections 4.1, 4.2(a), 4.2(c), 4.2(e), 4.2(g), or 4.6, which shall remain in full force and effect subject to applicable cure periods). Events of Default under this Agreement occurring prior to the Commitment Dormancy Date are not suspended and the suspension of Events of Default does not imply any waiver thereof. The suspension of Events of Default while the Commitments of the Lenders under this Agreement are Dormant shall not suspend the obligation of the Borrower or any other Loan Party to comply with the terms of this Agreement and the other Loan Documents, i.e. the Borrower and the other Loan Parties remain obligated to pay the standby fee and other fees thereunder, remain liable on their respective indemnity obligations thereunder, and remain liable on their respective other obligations thereunder, but rather shall serve solely as a limitation on the existence of an "Event of Default" for the purposes of this Agreement and therefore a limitation on the specified remedies set forth under this Agreement and the Loan Documents which relate thereto. If any event should occur which would have been an Event of Default under Section 6.1(g) but for the suspension of Events of Default, the commitments of the Agent and the Lenders hereunder, including the Commitments, shall terminate.
If any event should occur which would have been an Event of Default but for the suspension of Events of Default, the Majority Lenders with Commitments may declare all of the commitments of the Agent and the Lenders hereunder, including the Commitments, terminated, whereupon the same shall immediately terminate.

                          (c)     If the Commitments of the Lenders under this
Agreement are Dormant, the Borrower may by providing written request to the Agent and the Lenders referencing this paragraph (c) request that the Lenders holding Commitments make the Commitments of the Lenders under this Agreement Active. Such request shall be given not later than 30 days prior to the date proposed by the Borrower on which the Commitments of the Lenders under this Agreement would become Active (such date or any other date agreed to by the Lenders holding Commitments and the Borrower when the Commitments of the Lenders under this Agreement become Active being the "Commitment Activation Date"). Each such request shall include therewith all information the Borrower wishes the Lenders with Commitments to review to determine the financial condition and business prospects of the Borrower and the capacity of the Borrower and the other Loan Parties to comply with this Agreement and the other Loan Documents, together with any waivers the Borrower requests regarding compliance with this Agreement and the other Loan Documents. The Agent, on behalf of the Lenders with Commitments, may request such additional information regarding the Borrower as the Lenders with Commitments determine is reasonably necessary to make their discretionary determination regarding the request. Within ten Business Days after the receipt of all requested information, the Agent shall arrange a meeting of the Lenders with Commitments and the Borrower to review the request. Each Lender with Commitments and the Borrower shall make representatives available at the request of the Agent for such purposes. After such meeting, each Lender with Commitments shall within five Business Days give the Agent written notice of such Lender's determination of whether or not the Commitments of the Lenders under this Agreement should become Active in accordance with the Borrower's request. Each Lender with Commitments shall make such determination in its own discretion and based upon such factors as such Lender in its own discretion determines to be relevant. If each Lender with Commitments determines that the Commitments of the Lenders under this Agreement should become Active, then the Agent shall so notify the Borrower and on the Commitment Activation Date, the Commitments of the Lenders under this Agreement shall become Active. In all other cases, the Commitments of the Lenders under this Agreement shall remain Dormant. When the Commitments of the Lenders under this Agreement become Active, the Borrower may request extensions of credit under this Agreement in accordance with the terms of this Agreement and the suspension of Events of Default under this Agreement shall cease and such Events of Default shall resume in accordance with the terms of this Agreement. With respect to events which occurred while the Commitments of the Lenders under this Agreement were Dormant which would have been Events of Default under this Agreement but for the suspension of such Events of Default in accordance with paragraph (b) above, then effective as of the Commitment Activation Date such events shall be Events of Default when the Commitments of the Lenders under this Agreement become Active, unless waived by each Lender.

                          (d)     The Borrower may by providing written request
to the Agent and the Lenders referencing this paragraph (d) request that the Lenders with Commitments reduce ratably in part or terminate in whole the Commitments. Such request shall be given not later than 10 days prior to the date proposed by the Borrower on which the Commitments would be reduced or terminated and shall specify the amount of the reduction or the termination and shall be irrevocable and binding on the Borrower. Partial reductions shall be in a minimum amount of $5,000,000 and be made in integral multiples of $1,000,000. The Commitments cannot be reduced below the aggregate outstanding principal amount of Loans. Any reduction or termination of the Commitments pursuant to this paragraph (d) shall be permanent, with no obligation of the Lenders to reinstate such Commitments.

         Section 2.2      Advancing.

                          (a)     In connection with any circumstances where
the Borrower desires a Loan in an amount equal to or less than $20,000,000 (other than Loans where the proceeds of the Loan shall be used for the purpose of financing or refinancing an Acquisition outside of the natural gas compression and production equipment industries, as reasonably determined by the Agent after consultation with the Borrower) and provided that no other request under this Section 2.2(a) has been made in connection with the same circumstances or within the last three months, the Borrower may request the Lenders with Commitments to advance a Loan for such purposes by providing a Loan Request for such proposed Loan to the Agent not later than ten Business Days prior to the proposed date for the Loan. Each Loan Request shall be fully completed, shall specify the information required therein, and shall have attached thereto reasonably detailed information regarding the circumstances related to the Loan Request and all information necessary for the Agent to determine whether or not the conditions precedent for the advance of additional credit specified in Sections 7.1, 7.2, and 7.3 (to the extent applicable) are satisfied. During the first five Business Days after receipt of the Loan Request, at the request of the Agent, the Borrower shall provide the Agent with such additional information as the Agent may reasonably request to determine the satisfaction of such conditions precedent. Upon receipt of all such requested information the Borrower shall provide the Agent with such additional time as the Agent may reasonably request to review such additional information, but in no event less than five Business Days, it being understood that additional time may be necessary for the Agent to make the determinations required in connection with the making of the Loan. Each requested Loan must be in an initial principal amount equal to or greater than $10,000,000. The Agent shall promptly forward a copy of the Loan Request and any additional information requested to the Lenders. After consulting with the Lenders and the Borrower, the Agent shall determine whether or not such conditions precedent are satisfied, and such determination shall bind all of the Lenders. The Agent shall promptly inform the Lenders and the Borrower of the determination of the Agent as to whether or not such conditions precedent are satisfied. If the Agent determines that such conditions precedent are satisfied, the Agent shall prepare Notes representing the terms of the Loan for the Lenders with Commitments and shall provide such Notes to the Borrower for execution.

                          (b)     In all circumstances where the Borrower
desires a Loan other than those set forth in the first sentence of paragraph
(a) above, the Borrower may request the Lenders with Commitments to advance a Loan for such purposes by providing a Loan Request for such proposed Loan to the Agent not later than ten Business Days prior to the proposed date for the Loan. Each Loan Request shall be fully completed, shall specify the information required therein, and shall have attached thereto reasonably detailed information regarding the circumstances related to the Loan Request and all information reasonably necessary for the Agent and the Lenders to determine whether or not the conditions precedent for the advance of additional credit specified in Sections 7.1, 7.2, and 7.3 (to the extent applicable) are satisfied. During the first five Business

Days after receipt of the Loan Request (or any subsequent information provided to the Agent at the Agent's request as provided for herein), at the request of the Agent, the Borrower shall provide the Agent with such additional information as the Agent may reasonably request to determine the satisfaction of such conditions precedent. Upon receipt of all such requested information the Borrower shall provide the Agent with such additional time as the Agent may reasonably request to review such additional information, but in no event less than ten Business Days, it being understood that additional time may be necessary for the Agent and the Lenders to make the determinations required in connection with the making of the Loan. Each requested Loan must be in an initial principal amount equal to or greater than $10,000,000. The Agent shall promptly furnish copies of such Loan Request and any additional information requested to the Lenders, and arrange for a meeting of the Lenders and the Borrower to review the Loan Request. Each Lender and the Borrower shall make representatives available at the request of the Agent to review the Loan Request. After meeting with the Lenders and the Borrower, the Majority Lenders for Borrowing shall determine whether or not such conditions precedent are satisfied, and such determination shall bind all of the Lenders. The Agent shall promptly inform the Lenders and the Borrower of the determination of the Majority Lenders for Borrowing of whether or not such conditions precedent are satisfied. If the Majority Lenders for Borrowing determine that such conditions precedent are satisfied, the Agent shall prepare Notes representing the terms of the proposed Loan for the Lenders with Commitments and shall provide such Notes to the Borrower for execution.

                          (c)     If under paragraph (a) above the Agent has
determined, or under paragraph (b) above the Majority Lenders for Borrowing have determined, that the required conditions are satisfied, each Lender holding Commitments shall, before 2:00 p.m. (Houston, Texas, time) on the date of the requested Loan make available from its Applicable Lending Office to the Agent at the Agent's Applicable Lending Office, in immediately available funds, such Lender's ratable share of such Loan. After receipt by the Agent of such funds, the Agent shall before close of business on the date requested for such Loan make such Loan available to the Borrower in immediately available funds at the Borrower Account.

                          (d)     Unless the Agent shall have received notice
from a Lender holding Commitments before the date of any Loan that such Lender shall not make available to the Agent such Lender's ratable share of such Loan, the Agent may assume that such Lender has made its ratable share of such Loan available to the Agent on the date of such Loan in accordance with paragraph
(c) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its ratable share of such Loan available to the Agent, such Lender agrees that it shall pay interest on such amount for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is paid to the Agent by such Lender at the Adjusted Prime Rate in effect from time to time provided that if such amount is not paid by such Lender by the end of the second day after the Agent makes such amount available to the Borrower, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by such Lender upon demand by the Agent. If such Lender shall pay to the Agent such amount and interest as provided above, such amount so paid shall constitute such Lender's Advance as part of such Loan for all purposes of this Agreement even though not made on the same day as the other Advances comprising such Loan. In the event that such Lender has not repaid such amount by the end of the fifth day after such amount was made available to the Borrower, the Borrower agrees to repay to the Agent on demand such amount, together with interest on such amount for each day from the date such amount was made available to the Borrower until the date such amount is repaid to the Agent at the interest rate charged to the Borrower for such Loan under the terms of this Agreement.

                          (e)     The failure of any Lender holding Commitments
to make available its ratable share of any Loan shall not relieve any other Lender holding Commitments of its obligation, if any, to make available its ratable share of such Loan. No Lender shall be responsible for the failure of any other Lender to honor such other Lender's obligations hereunder, including any failure to make available any funds as part of any Loan.

         Section 2.3      Prepayment.

                          (a)     Unless expressly stated otherwise in any
Note, the Borrower may prepay to the Agent, for the ratable benefit of the holders of an interest in any Loan, the outstanding principal amount of such Loan pursuant to written notice given by the Borrower to the Agent not later than the fifth Business Day before the date of the proposed prepayment, such prepayments to be without premium or penalty except as set forth in the Loan Documents. All voluntary prepayments under this paragraph (a) must be made on a Payment Date. Each such notice shall specify the Loan to be prepaid, the amount of the prepayment, and the Payment Date for the prepayment and shall be irrevocable and binding on the Borrower. Prepayments of Loans shall be made in a minimum amount of $1,000,000 or if the prepayment would cause the outstanding principal amount of the Loan being prepaid to be less than $5,000,000, the prepayment must be in the entire outstanding principal amount of such Loan. Upon receipt of any notice of prepayment, the Agent shall give prompt notice of the intended prepayment to the Lenders holding an interest in such Loan. For each such notice given by the Borrower, the Borrower shall prepay the specified Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of any Loan except as provided in the corresponding Notes or in this subsection 2.3(a). Each prepayment of principal on any Loan pursuant to this subsection 2.3(a) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to
Section 2.9 as a result of such prepayment. All prepayments pursuant to this subsection 2.3(a) shall be applied to the required payments of principal on the Loan being prepaid in the inverse order of maturity.

                          (b)     The Borrower shall prepay to the Agent, for
the ratable benefit of the Lenders holding an interest in each Loan, the outstanding principal amount of each Loan in accordance with the prepayment requirements of the corresponding Notes, if any.

                          (c)     [Reserved]

                          (d)     If there shall occur any Change of Control,
the Borrower shall prepay to the Agent, for the ratable benefit of the Lenders holding an interest in the Loans, upon written demand of the Majority Lenders with Outstandings, the outstanding principal amount of the Loans (and upon written notice from the Majority Lenders with Commitments, the Commitments of the Lenders shall be terminated). Each prepayment of principal on the Loans pursuant to this subsection 2.3(d) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.9 as a result of such prepayment.

                          (e)     If the Collateral Trustee shall hold as
collateral any proceeds resulting from the sale of any natural gas compressors or oil and gas production equipment and such proceeds are applied to the secured obligations under the Collateral Trust Agreement in accordance with the Collateral Trust Agreement, the Borrower shall prepay to the Agent, for the ratable benefit of the Lenders holding an interest in the Loans, the outstanding principal amount of the Loans under this Agreement in an amount equal to the amount of such application allocated to the Agent and the Lenders under the Collateral Trust Agreement. Each prepayment of principal on Loans pursuant to this subsection 2.3(e) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.9 as a result of such prepayment.
All prepayments required pursuant to this subsection 2.3(e) shall be applied to the Loans ratably in accordance with the outstanding principal amount of each Loan, and shall be applied to the required payments of principal on each Loan being prepaid in the inverse order of maturity.

                          (f)     If the Collateral Trustee shall hold as
collateral any proceeds resulting from any business interruption, casualty, or condemnation, including, without limitation, any business interruption insurance proceeds, any property insurance proceeds, or any condemnation proceeds, and such proceeds are applied to the secured obligations under the Collateral Trust Agreement in accordance with the Collateral Trust Agreement, the Borrower shall prepay to the Agent, for the ratable benefit of the Lenders holding an interest in the Loans, the outstanding principal amount of the Loans under this Agreement in an amount equal to the amount of such application allocated to the Agent and the Lenders under the Collateral Trust Agreement. Each prepayment of principal on Loans pursuant to this subsection 2.3(f) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.9 as a result of such prepayment. All prepayments required pursuant to this subsection 2.3(f) shall be applied to the Loans ratably in accordance with the outstanding principal amount of each Loan, and shall be applied to the required payments of principal on each Loan being prepaid in the inverse order of maturity.

                          (g)     If during the existence of a Default or Event
of Default the Collateral Trustee shall make any distribution to the Agent or the Lenders under the Collateral Trust Agreement, the Borrower shall prepay to the Agent for the ratable benefit of the Lenders holding an interest in the Loans, the outstanding principal amount of the Loans under this Agreement in an amount equal to the amount of such distribution to the Agent and the Lenders under the Collateral Trust Agreement. Each prepayment of principal on Loans pursuant to this subsection 2.3(g) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.9 as a result of such prepayment.
All prepayments required pursuant to this subsection 2.3(g) shall be applied to the Loans ratably in accordance with the outstanding principal amount of each Loan, and shall be applied to the required payments of principal on each Loan being prepaid in the inverse order of maturity.

         Section 2.4      Repayment.

                          (a)     For each Loan, the corresponding Notes shall
set forth the principal repayment schedule selected for such Loan by the Borrower provided that (i) payments shall be due only on Payment Dates, (ii) the Loan Maturity Date for such Loan shall not exceed seven years from the date of the making of such Loan and shall not exceed the Final Maturity Date, and
(iii) after taking into account the scheduled principal payments on such Loan, the consolidated scheduled principal payments on Indebtedness of the Borrower and its Qualified Subsidiaries during each year while any Loans will remain outstanding (other than scheduled principal payments under revolving credit facilities of the Borrower and its Qualified Subsidiaries during such period resulting from the maturity of such revolving credit facilities to the extent such scheduled principal payments are reasonably expected to be extended, renewed, rearranged, or refinanced under revolving credit facilities maturing beyond such period) cannot exceed the greater of (x) 65% of the Consolidated EBITDA of the Borrower and its Qualified Subsidiaries for the four fiscal quarters most recently ended at the time of the selection of the repayment schedule by the Borrower or (y) the projected consolidated depreciation expense and amortization expense of the Borrower and its Qualified Subsidiaries during each year while any Loans will remain outstanding, as determined by the Agent after consultation with the Borrower.

                          (b)     The Borrower shall repay to the Agent, for
the ratable benefit of the Lenders holding an interest in each Loan, the outstanding principal amount of such Loan in accordance with the terms of the corresponding Notes. The Borrower shall repay to the Agent, for the ratable benefit of the Lenders holding an interest in the Loans, the aggregate outstanding principal amount of all Loans on the Final Maturity Date.

         Section 2.5      Fees.

                          (a)     The Borrower shall pay the fees specified in
the Agent Fee Letter in accordance with the confidential terms of the Agent Fee Letter.

                          (b)     (i) During any period while the Commitments
of the Lenders under this Agreement exceed $50,000,000, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders holding Commitments, a standby fee equal to 0.50% per annum on the average daily amount by which $50,000,000 exceeds the aggregate outstanding principal amount of the Loans and an additional standby fee equal to 0.25% per annum on the average daily amount by which the aggregate amount of the Commitments exceeds $50,000,000; provided, however, that in the event that the aggregate outstanding principal amount of the Loans ever exceeds $50,000,000, retroactively beginning as of January 1 of the year during which the aggregate outstanding principal amount of the Loans exceeds $50,000,000, the Borrower shall instead pay to the Agent, for the ratable benefit of the Lenders holding Commitments, a standby fee equal to 0.50% per annum on the average daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans and (ii) during any period while the Commitments of the Lenders under this Agreement are equal to or less than $50,000,000, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders holding Commitments, a standby fee equal to 0.50% per annum on the average daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. The standby fee set forth in this paragraph shall accrue from the date of this Agreement through the Drawdown Termination Date and shall be due and payable in arrears on the last day during each calendar quarter and on the Drawdown Termination Date.

         Section 2.6      Interest.

                          (a)     Under the Loan Request provided to the Agent
in connection with the making of each Loan, the Borrower shall select such Loan to accrue interest as a LIBOR Rate Loan or a Prime Rate Loan.

                          (b)     For each Loan, the corresponding Notes shall
state that the Borrower may from time to time select such Loan to accrue interest as either a LIBOR Rate Loan or a Prime Rate Loan by giving the Agent four Business Days advance notice of the Borrower's intent to convert the interest rate basis of such Loan.

                                  (i)      The corresponding Notes shall state
         that while such Loan is bearing interest as a LIBOR Rate Loan (A) such LIBOR Rate Loan shall bear interest during each Interest Period selected by the Borrower in writing at a per annum interest rate equal to the sum of the applicable LIBOR for such Interest

         Period plus the Applicable Margin for such LIBOR Rate Loan, (B) the Borrower may select each successive Interest Period for such LIBOR Rate Loan at any time four or more Business Days prior to the end of the then current Interest Period for such LIBOR Rate Loan by giving written notice thereof to the Agent, (C) the Borrower shall pay to the Agent, for the ratable benefit of the Lenders holding an interest in such LIBOR Rate Loan, all accrued but unpaid interest on such LIBOR Rate Loan thereunder on the last day of each Interest Period for such LIBOR Rate Loan (and with respect to any LIBOR Rate Loan with an Interest Period of greater than three months, on the date which is three months after the first date of the Interest Period for such LIBOR Rate Loan), on any date when such LIBOR Rate Loan is converted to a Prime Rate Loan, on any date when such LIBOR Rate Loan is prepaid in full, and on the applicable Loan Maturity Date for such Loan, and
         (D) if the Borrower has not selected or cannot select any Interest Period for the LIBOR Rate Loan in accordance with the foregoing, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loan to a Prime Rate Loan at the end of the then current Interest Period.

                                  (ii)     The corresponding Notes shall state
         that while such Loan is bearing interest as a Prime Rate Loan (A) such Prime Rate Loan shall bear interest at a per annum interest rate equal to the sum of the Adjusted Prime Rate in effect from time to time plus the Applicable Margin for such Prime Rate Loan and (B) the Borrower shall pay to the Agent, for the ratable benefit of the Lenders holding an interest in such Prime Rate Loan, all accrued but unpaid interest on such Prime Rate Loan on the last day of each calendar quarter while such Prime Rate Loan is outstanding, on any date when such Prime Rate Loan is converted to a LIBOR Rate Loan, on any date when such Prime Rate Loan is prepaid in full, and on the applicable Loan Maturity Date for such Loan.

                          (c)     The Borrower shall pay to the Agent, for the
ratable benefit of the Lenders holding an interest in each Loan, all accrued but unpaid interest on the outstanding principal amount of such Loan in accordance with the terms of the corresponding Notes. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders holding an interest in the Loans, all accrued but unpaid interest on the aggregate outstanding principal amount of all Loans on the Final Maturity Date.

                          (d)     At the request of the Borrower, JEDI or its
Affiliates shall enter into Derivative agreements with the Borrower hedging the interest rate risk related to any Loan for the Borrower on terms mutually satisfactory to JEDI or its Affiliates and the Borrower.

                          (e)     If on any date the applicable interest rates
on the consolidated Indebtedness of the Borrower and its Qualified Subsidiaries have increased such that, if such increased interest rates had been in effect during the previous four fiscal quarters of the Borrower, then the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Qualified Subsidiaries for such previous four fiscal quarters, recomputed as if such rates had been in effect during such previous four fiscal quarters (and after taking into account the hedging effect of the interest rate

Derivatives held by the Borrower and its Qualified Subsidiaries which would have occurred during the previous four fiscal quarters of the Borrower had such rates been in effect), would have been reduced by 10%, upon written request of the Agent the Borrower shall enter into such Derivative agreements permitted by
Section 5.9 as reasonably requested by the Agent to reduce or remove any further interest rate risk of the Borrower and its Qualified Subsidiaries.

         Section 2.7      Records, Payments, and Computations.

                          (a)     To evidence each Advance made by a Lender as
part of a Loan made under this Agreement, the Borrower will issue, execute, and deliver to such Lender a Note in the amount of such Advance. Each time an Advance is made or a payment is received, each Lender holding a Note is hereby irrevocably authorized by the Borrower to make an appropriate notation on a ledger forming a part of such Note reflecting the amount loaned or paid and the date thereof; provided however, the failure of any Lender to do so shall not relieve the Borrower or any other liable party of its liability hereunder or under such Note or subject the Borroweror any other liable party to additional liability under such Note. Furthermore, each Lender holding a Note is hereby irrevocably authorized by the Borrower to attach to and to make a part of such Note a continuation of any such schedule of the Advance and payments, as and when required, reflecting the amount paid and the date of such payment. The aggregate unpaid amount of the Advance under any Note reflected by the notations by the applicable Lender in its records or a ledger sheet or sheets affixed to such Note shall be deemed conclusive evidence thereof, absent manifest error, of the principal amount owing on such Note. The liability for payment of principal and interest evidenced by each Note shall be limited to the principal amounts actually loaned and outstanding under such Note and this Agreement and interest on such amounts calculated in accordance with such Note and this Agreement.

                          (b)     All payments and prepayments made by or on
behalf of the Borrower under the Loan Documents, including payments made under the Collateral Trust Agreement, shall be made by wire transfer in immediately available funds before 12:00 noon (Houston, Texas, time) on the date such payment is required to be made to the Applicable Payment Office for the Agent. Any payment received and accepted by the Agent after such time shall be considered for all purposes, including the calculation of interest, as having been made on the Agent's next following Business Day. All payments by the Borrower shall be made without any offset, abatement, withholding, or reduction. All payments and prepayments allocable to the Agent or the Lenders under the Collateral Trust Agreement shall be paid directly to the Applicable Payment Office for the Agent. Any amounts received by any Lenders in violation of the foregoing shall be held by such Lender in trust for the Agent and promptly paid over to the Agent (with any necessary endorsement).

                          (c)     Upon receipt of payment from the Borrower of
any principal, interest, or fees due to the Lenders, the Agent shall promptly after receipt thereof distribute to the

Lenders their ratable share of such payments for the account of their respective Applicable Payment Offices. Upon receipt of other amounts due solely to the Agent or a specific Lender, the Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

                          (d)     Unless the Agent shall have received written
notice from the Borrower prior to any date on which any payment is due from the Borrower under this Agreement and the Loan Documents that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender that is due payment on such date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender receiving payment shall repay to the Agent forthwith on demand such amount distributed to such Lender, together with interest thereon from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at an interest rate equal to the Adjusted Prime Rate in effect from time to time provided that if such amount is not repaid by such Lender by the end of the second day after the date of the Agent's demand, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter.

                          (e)     Each Lender agrees that if it should receive
any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, or fees incurred under the Loan Documents in a proportion greater than the total amount of such principal, interest, or fees then due by the Borrower to such Lender bears to the total amount of principal, interest, or fees then due by the Borrower to all of the Lenders which are owed such principal, interest, or fees immediately prior to such receipt, then such Lender receiving such excess payment of principal, interest, or fees, as the case may be, shall purchase for cash without recourse from the other Lenders which are due such principal, interest, or fees an interest in such principal, interest, or fees owed by the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders which are due such principal, interest, or fees in the aggregate unpaid amount of principal, interest, or fees owed by the Borrower to such Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                          (f)     [Reserved].

                          (g)     Unless expressly provided for in this
Agreement or in any Note, (i) all computations of interest based on the Prime Rate shall be made on the basis of a 365/366 day year, as the case may be, (ii) all computations of interest based on the Federal Funds Rate shall be made on the basis of a 360 day year, (iii) all computations of interest based upon the LIBOR shall be made on the basis of a 360 day year, and (iv) all computations of fees shall be made on the basis of a 365/366 day year. All such computations shall be made for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such computation is being performed. Interest provided for under this Agreement and the Notes shall be calculated on the unpaid sums actually loaned and outstanding pursuant to the terms of this Agreement and the applicable Notes and only for the period from the date or dates advanced until repaid. Each determination by the Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

                          (h)     Whenever any payment under any Loan Document
shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. In either case, such extension of time shall be included in the computation of the payment of interest, fees, or such other amount due on the outstanding amount. If the time for payment for an amount payable is not specified in any Loan Document, the payment shall be due and payable ten days after the date on which the Agent demands payment therefor.

         Section 2.8      Taxes.

                          (a)     Any and all payments by the Loan Parties
shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income and franchise taxes imposed on it by any jurisdiction of which such Lender is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes") and, in the case of each Lender and the Agent, Taxes by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision of such jurisdiction. If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable to each Lender and the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Loan Party shall make such deductions; and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                          (b)     The Borrower agrees to pay and hold the Agent
and each Lender harmless from and against any and all present and future stamp and other similar taxes with respect to this Agreement and Loan Documents and save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and indemnify the Agent and each Lender for the full amount of taxes paid by the

Agent or such Lender in respect of payments made or to be made under this Agreement or any other Loan Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted (excluding, in the case of the Agent and each Lender, taxes imposed on its income and franchise taxes imposed on it by any jurisdiction of which such Lender is a citizen or resident or any political subdivision of such jurisdiction).

                          (c)     Each Lender that is not incorporated under
the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes,
(ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to provide the requisite Internal Revenue Service forms in a timely manner. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such letter or forms. Each Lender which fails to provide to the Borrower in a timely manner such forms shall reimburse the Borrower upon demand for any penalties paid by the Borrower as a result of any failure of the Borrower to withhold the required amounts that are caused by such Lender's failure to provide the required forms in a timely manner.

                          (d)     Notwithstanding the foregoing paragraphs (a)
through (c) above, before making any demand for payment under this Section 2.8, each Lender agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such payments required under this Section 2.8.

         Section 2.9      Make-Whole Provisions.

                          (a)     If (i) any payment of principal on or any
conversion of any LIBOR Rate Loan is made on any date other than the last day of the Interest Period for such LIBOR Rate Loan, whether as a result of any voluntary or mandatory prepayment, any acceleration of maturity, or any other cause (other than any regularly scheduled principal repayment), (ii) any payment of principal on any LIBOR Rate Loan is not made when due, or (iii) any LIBOR Rate Loan is not borrowed, converted, or prepaid in accordance with the respective request therefor provided by the Borrower to the Agent, whether as a result of any failure to meet any applicable conditions precedent for borrowing, conversion, or prepayment, the permitted cancellation of any request for borrowing, conversion, or prepayment, the failure of the Borrower to provide the respective notice of borrowing, conversion, or prepayment, or any other cause; then in such event the Borrower shall, upon demand of any Lender, pay to such Lender such amounts as are required to compensate such Lender for any losses, costs, or expenses which it may reasonably incur as a result of any such payment or nonpayment, including any lost profits resulting from liquidation or reinvestment of deposits, equity contributions, or other funds acquired by such Lender to maintain or fund the LIBOR Rate Loans for the duration of the applicable Interest Period and all properly documented and reasonable administrative expenses incurred in connection therewith. A certificate as to the amount of such losses, costs, or expenses detailing the calculation thereof prepared by such Lender and submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

                          (b)     Should the Borrower make any prepayment of
any principal portion of any Loan, whether as a result of any voluntary or mandatory prepayment, the acceleration of the maturity of the Loan, or otherwise, then the Borrower shall pay to JEDI or its Affiliates upon demand an amount sufficient to compensate each such Person which has entered into Derivatives hedging the interest rate risk allocable to such Loan for any loss, cost, or expense, including any lost profits and termination penalties, allocable to the termination of such Derivative. A certificate as to the amount of such loss, cost, or expense detailing the calculation thereof prepared by such Person and submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.10     Increased Costs.

                          (a)     Cost of Funds.  If, due to either the
introduction of or any change in or in the interpretation, application, or applicability of any law or regulation, or the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of funding or maintaining Loans, including any increase in any applicable reserve requirement for LIBOR Rate Loans, or any reduction of such Lender's reasonably anticipated return on its investment, then the Borrower shall from time to time upon demand by such Lender pay to such Lender such additional amounts sufficient to compensate such Lender for such increased cost or reduced return. A certificate as to the amount of such increased cost or reduced return detailing the calculation thereof prepared by such Lender and submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

                          (b)     Capital Adequacy.  If due to any change in
any law or regulation or any interpretation, directive, or request of any court or governmental or monetary authority, whether or not having the force of law, there shall be any increase by an amount which such Lender reasonably deems to be material in the capital requirements of any Lender or its parent or holding company related to its commitments to make or the making, funding, or maintaining of any Loans hereunder, as such capital requirements are reasonably allocated by such Lender, then the Borrower shall from time to time upon demand by such Lender pay to such Lender additional amounts sufficient to compensate such Lender or its parent or holding company for such increase in costs (including an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company to a level below that which such Lender or its parent or holding company could have achieved but for such change in law, regulation, interpretation, directive, or request). A certificate as to such amounts and detailing the calculation of such amounts prepared by such Lender and submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.11     Illegality.

                          (a)     LIBOR Funding.  Notwithstanding any other
provision in this Agreement, if it becomes unlawful for any Lender to obtain deposits or other funds for making or funding of LIBOR Rate Advances in the London interbank market or other deposits or funds market customarily used by such Lender, such Lender will so notify the Borrower and such Lender's obligation to make LIBOR Rate Advances shall be suspended until such condition has passed and, upon the expiration of the applicable Interest Period for each LIBOR Rate Loan, or sooner if required by law, such Lender shall convert its LIBOR Rate Advance which is part of such LIBOR Rate Loan to a Prime Rate Advance. Such Lender's Advances for all LIBOR Rate Loans requested thereafter shall be made as and maintained as Prime Rate Advances in accordance with this Agreement and the applicable Notes.

                          (b)     Generally.  Notwithstanding any other
provision in this Agreement, if it becomes unlawful for any Lender to maintain Advances or to give effect to its obligations hereunder, such Lender will so notify the Agent and the Borrower, and to the extent necessary to prevent the violation of law the aggregate outstanding principal amount of Advances made by such Lender, all accrued but unpaid interest thereon, and any other amounts payable to such Lender under this Agreement and the other Loan Documents will be prepaid as provided in such notice, and such Lender's Commitment hereunder shall be terminated.

         Section 2.12 Market Failure. Notwithstanding any other provision in this Agreement, if the Agent determines that: (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" or (b) the relevant rates of interest referred to in the definition of "LIBOR" which are used as the basis to determine the rate of interest for LIBOR Rate Loans are not likely to adequately cover the cost to the Lenders of maintaining such LIBOR Rate Loans, then the Agent shall give the Borrower prompt notice thereof and, upon the expiration of the applicable Interest Period for each LIBOR Rate Loan, such LIBOR Rate Loan shall convert to a Prime Rate Loan. All LIBOR Rate Loans shall thereafter be made as and maintained as Prime Rate Loans in accordance with this Agreement and the applicable Notes.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Agent and the Lenders on the date hereof, on the date of each Loan Request, and on the date of each Loan made hereunder that:

         Section 3.1      Financial Condition.

                          (a)     The consolidated balance sheets of the
Borrower and its consolidated Subsidiaries as at December 31, 1994, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date reported on by Price Waterhouse (the "Financial Statements"), together with the consolidating schedules used to prepare the Financial Statements, copies of all of which have heretofore been furnished to the Agent, are complete and correct and present fairly the financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the results of their operations and cash flows for the fiscal year then ended. The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at September 30, 1995, and the related unaudited consolidated statements of income and of cash flows for the fiscal quarter ended on such date certified to the Agent by a Responsible Officer of the Borrower (the "Interim Financial Statements"), copies of all of which have heretofore been furnished to the Agent, are complete and correct and present fairly the financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the results of their operations and consolidated cash flows for the fiscal quarter then ended (subject to normal year-end audit adjustments).

                          (b)     All such financial statements, including the
related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for changes within GAAP which are approved by such accountants or Responsible Officer of the Borrower, as the case may be, and disclosed therein). Except as disclosed in
Schedule II, neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the Financial Statements or Interim Financial Statements, any material Guarantee Obligation, contingent liability, or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the Financial Statements, the Interim Financial Statements, or in the notes thereto. Except as disclosed in Schedule II, during the period from the date of the Financial Statements to and including the date hereof there has been no sale, transfer, or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of their respective business or property and no purchase or other Acquisition material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the date of the Interim Financial Statements.

                          (c)     The pro forma consolidated balance sheet of
the Borrower certified by the chief financial officer of the Borrower to the Agent as being the unaudited consolidated balance sheet of the Borrower as of September 30, 1995, adjusted for the equity transactions completed since such date and any transactions related thereto, the transactions contemplated by this Agreement, and the transactions contemplated by the Chemical Credit Agreement, is, together with the notes thereto, a good faith estimate on a pro forma basis of the consolidated financial position of the Borrower as of September 30, 1995, as adjusted as described above assuming that the transactions specified above had actually occurred on September 30, 1995.

         Section 3.2 No Change. Since the date of the Financial Statements, (a) there has been no development or event nor any prospective development or event, which has had or would reasonably be expected to have a Material Adverse Effect and (b) except as disclosed in Schedule II, no dividends or other distributions have been declared, paid, or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased, or otherwise acquired for value by the Borrower or any of its respective Subsidiaries.

         Section 3.3 Corporate Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its owned property, to lease the property it operates as lessee, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver, and perform the Loan Documents to which it is a party and, with respect to the Security Documents to which it is a party, to grant the Liens pursuant thereto. The Borrower has the corporate power and authority, and the legal right, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Loan Documents. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery, and performance of the Loan Documents to which it is a party and, with respect to the Security Documents to which it is a party, to grant the Liens pursuant thereto. Except for consents and authorizations which have been obtained, filings which have been made, and other actions which have been taken, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority or any other Person (other than consents under contracts which the failure to obtain would not, in the aggregate, reasonably be expected to have a Material Adverse Effect) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity, or enforceability of this Agreement, the Notes, or any of the other Loan Documents or, with respect to the Security Documents, the granting of the Liens thereunder. This Agreement and the Loan Documents executed in connection herewith have been, and each Note and each other Loan Document will be, duly executed and delivered on behalf of the Loan Parties party thereto. This Agreement and the Loan Documents executed in connection herewith constitute, and each Note and each other Loan Document when executed and delivered will constitute, a legal, valid, and binding obligation of the Loan Parties party thereto enforceable against such Loan Parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         Section 3.5 No Legal Bar. The execution, delivery, and performance of this Agreement, the Notes, and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party thereto and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except as contemplated hereby or thereby.

         Section 3.6      No Material Litigation.  No litigation,
investigation, or proceeding by or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues

(a) with respect to this Agreement, the Notes, or the other Loan Documents or any of the transactions contemplated hereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

         Section 3.7 No Default. None of the Loan Parties nor any of their respective Subsidiaries is in default under or with respect to any of their respective Contractual Obligations in any respect which if not cured would reasonably be expected to have a Material Adverse Effect. To the best of the Borrower's knowledge, no third party is in default under or with respect to any Contractual Obligation with any Loan Party or its Subsidiaries in any respect which if not cured would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         Section 3.8 Ownership of Property Liens; Leases of Equipment. Each of the Loan Parties has good and marketable title in fee simple (except for exceptions to title as will not in the aggregate materially interfere with the present or contemplated use of the property affected thereby) to, or a valid leasehold interest in, all its real property, and good and marketable title to all its other property, and none of such property is subject to any Lien except Permitted Liens. None of the Equipment or Inventory (as defined in any Security Agreement) owned by any Loan Party has been leased by such Loan Party as lessor, except pursuant to operating leases (which do not constitute Financing Leases) which are in one of the forms (with appropriate insertions as to date, amounts, parties, and designation of Equipment or Inventory (as so defined therein) covered thereby, and other minor deviations which do not materially alter the terms thereof) attached hereto as part of Schedule II, as the same may be modified from time to time as set forth in subsection 5.6(c). Prior to the execution of this Agreement, Hanover Maintech has assigned all leases of Equipment or Inventory owned by Hanover Maintech prior to the date of this Agreement to the Borrower and, as of the date of this Agreement, Hanover Maintech does not lease as lessor any Inventory or Equipment owned by Hanover Maintech. None of the natural gas compressors and related equipment owned by any Loan Party constitutes "fixtures" under the Uniform Commercial Code or other applicable law of any jurisdiction in which such natural gas compressors and related equipment are located. As used herein, Equipment or Inventory leased by a Loan Party under a Financing Lease shall be deemed to be "owned" by such Loan Party.

         Section 3.9 Intellectual Property. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, trade secrets, copyrights, technology, know-how, and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, which would reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Loan Parties does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         Section 3.10     No Burdensome Restrictions.  Except as set forth in
Schedule II, no Requirement of Law or Contractual Obligation of any Loan Party would reasonably be expected to have a Material Adverse Effect.

         Section 3.11 Taxes. Each of the Loan Parties has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of any of the Loan Parties, as the case may be), no tax Lien has been filed against the property of any Loan Party, and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee, or other charge which would reasonably be expected to have a Material Adverse Effect.

         Section 3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by the Agent, the Borrower will furnish to the Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         Section 3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a Plan has arisen during the five-year period prior to the date as of which this representation is deemed made. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

         Section 3.14 Investment Company Act; Other Regulations. None of the Loan Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Loan Parties is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness or change rates or change tariffs. None of the Loan Parties are "holding companies" or "subsidiary companies" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.15 Subsidiaries. As of the date of this Agreement, the Borrower has no Subsidiaries except as disclosed in Schedule II. Except as disclosed in Schedule II, all shares of capital stock of each Subsidiary of the Borrower have been duly and validly authorized and issued and are fully paid and nonassessable and are owned by the Borrower free and clear of all Liens or other encumbrances other than those in favor of the Collateral Trustee. There are no outstanding subscriptions, warrants, options, calls, or commitments of any character relating to or entitling any Person to purchase or otherwise acquire from any Subsidiary of the Borrower any capital stock of such Subsidiary of the Borrower. There are no obligations or securities convertible into or exchangeable for any shares of capital stock of any Subsidiary of the Borrower or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities. There are no preemptive or similar rights to subscribe for or to purchase any capital stock of any Subsidiary of the Borrower. Except as required in the Pledge Agreements, no Subsidiary of the Borrower has entered into any agreement to register its equity or debt securities under the Securities Act of 1933, as amended.

         Section 3.16 Purpose of Loans. The proceeds of the Loans shall be used only for the general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, for the acquisition by the Borrower and its Subsidiaries of natural gas compressors, oil and gas production equipment, and related equipment, for Acquisitions, for the repayment of the Indebtedness of the Borrower and its Subsidiaries existing prior to the date of this Agreement, and for the reasonable fees, expenses, and financing costs incurred by the Borrower in connection with the foregoing. The proceeds of the Loans shall not be used for any purpose which violates applicable Requirements of Law, including laws regulating investments in foreign jurisdictions.

         Section 3.17     Environmental Matters.  Except as set forth in
Schedule II, each of the representations and warranties set forth in paragraphs
(a) through (h) of this Section is true and correct with respect to the Borrower and its Subsidiaries and to each parcel of real property owned or leased by the Borrower or any of its Subsidiaries currently or since 1990 (the "Properties"), except as circumstances giving rise to any such failure to be so true and correct would not reasonably be expected to have a Material Adverse
Effect:

                          (a) The Properties do not contain and have not previously contained, therein, thereon, or thereunder, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws;

                          (b) The Properties, and all operations and facilities at the Properties, possess all licenses, permits, certificates, and registrations required by law and are in compliance with all Environmental Laws;

                          (c) There is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value thereof;

                          (d)     Neither the Borrower nor any of its
         Subsidiaries has received any written complaint, or notice of violation, alleged violation, investigation, advisory action, potential liability, or potential responsibility, regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority or third party is contemplating delivering to the Borrower or any of its Subsidiaries any such notice;

                          (e) Hazardous Materials have not been generated, released, treated, stored, or disposed of at, on, or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location;

                          (f) There are no governmental, administrative, or judicial actions or proceedings pending under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees, other decrees, consent orders, administrative orders, or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties;

                          (g) Neither the Borrower nor its Subsidiaries is an owner or operator of any facility or operation which is in violation of any Environmental Law or at which there has been or exists a release or threatened release of Hazardous Materials to the environment; and

                          (h)     Neither the Borrower nor any of its
         Subsidiaries, nor any of their officers, employees, or agents has arranged or is arranging, by contract, agreement, or otherwise for the disposal, storage, or treatment of, or with a transporter for the transport, storage, disposal, or treatment of, any Hazardous Materials.

         Section 3.18 Accuracy and Completeness of Information. The factual statements contained in the Loan Documents and each other agreement, instrument, certificate, and document related thereto and any other certificates or documents furnished to the Agent or the Lenders by any Loan Party from time to time in connection with this Agreement (other than financial statements provided to the Agent or the Lenders), taken as a whole, and taking into consideration all corrections or substituted documents, do not and will not, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein. As at the date of this Agreement there is no fact known to any Loan Party which materially and adversely affects, or which would reasonably be expected to materially adversely affect, the business, operations, assets, or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

         Section 3.19     Support and Security Documents.

                          (a)     The Guaranties are effective to create in
favor of the Agent, for the ratable benefit of the Lenders, a legal, valid, and enforceable guaranty of the obligations guaranteed thereunder in accordance with the terms of the Guaranties.

                          (b)     The Security Documents other than the
Guaranties are effective to create in favor of the Collateral Trustee, for the ratable benefit of the Lenders and the other secured lenders under the Collateral Trust Agreement, a legal, valid, and enforceable mortgage lien, security interest, or other interest in the collateral pledged thereunder and the proceeds thereof in accordance with the terms of the Collateral Trust Agreement and the Security Documents.

                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any part of the Loan Obligations or any Commitment is outstanding the Borrower shall and shall cause each of its Subsidiaries to (and where applicable shall cause other Persons to):

         Section 4.1      Financial Statements.  Furnish to the Agent:

                          (a) as soon as available for distribution to shareholders and creditors generally, but in any event within 120 days after the end of each fiscal year of the Borrower, (i) a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse or other independent certified public accountants of nationally recognized standing, and (ii) a copy of the unaudited consolidating schedules used to prepare such financial statements;

                          (b) as soon as available for distribution to shareholders and creditors generally, but in any event within 60 days after the end of each fiscal year of the Borrower, (i) a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidated statements of income and retained earnings and of cash flows for such year, in each case setting forth in comparative form the figures for the corresponding period of the previous year and the figures for such period as shown on the budgets of the Borrower for such year, and (ii) a copy of the consolidating schedules used to prepare such financial statements;

                          (c) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries, (subject to normal year-end audit adjustments), and in each case setting forth in comparative form the figures for such periods as shown on the budgets of the Borrower for such year, and (ii) a copy of the consolidating schedules used to prepare such financial statements; and

                          (d) as soon as available, but in any event not later than 45 days after the end of each month, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows for such month, in each case setting forth in comparative form the figures for the corresponding period of the previous year and the figures for such period as shown on the budgets of the Borrower for such year;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except for changes within GAAP which are approved by such accountants or Responsible Officer of the Borrower, as the case may be, and disclosed therein).

         Section 4.2      Certificates; Other Information.  Furnish to the
Agent:

                          (a) concurrently with the delivery of the financial statements referred to in subsection 4.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                          (b) concurrently with the delivery of the financial statements referred to in subsection 4.1(a), (b), and (c), a certificate signed by the principal financial officer of the Borrower stating or covering the following: (i) that a review of the activities of the Borrower and its Subsidiaries has been made under his supervision with a view to determining whether the Borrower and its Subsidiaries have fulfilled all of their obligations under this Agreement and the other Loan Documents and, to the best knowledge of such person, the Borrower and its Subsidiaries have fulfilled their obligations under this Agreement and the Loan Documents and that all representations made herein continue to be true and correct in all material respects (or specifying the nature of any change), or if there shall be a Default, specifying such Default and the nature and status thereof; (ii) specifically detailing compliance with the financial covenants set forth in Section 5.1 of this Agreement and affirming compliance with the other covenants of this Agreement; and
         (iii) containing or accompanied by such financial or other details, information, and material as the Agent may reasonably request to evidence such compliance;

                          (c) not later than 45 days following the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared on the basis of reasonable assumptions and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

                          (d) (i) within five days after the same are sent, copies of all financial statements and reports which the Borrower, if at such time any class of the Borrower's securities are held by the public, sends to its stockholders generally, or, if otherwise, such financial statements and reports as are made generally available to the public, and (ii) within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                          (e) concurrently with the delivery of the financial statements referred to in subsections 4.1(b) and (c), a management summary describing and analyzing the performance of the Borrower and its Subsidiaries during the periods covered by such financial statements;

                          (f) as soon as available, but no later than 45 days after the end of each calendar quarter, an inventory listing, certified by a Responsible Officer of the Borrower, setting forth the unit numbers, replacement costs, current rental rates, horsepower, types of engine, and types of cylinders for all natural gas compressors owned and leased or held for lease by the Borrower and its consolidated Subsidiaries as of the end of such quarter, and such other similar information with respect to such compressors, and all oil and gas production equipment, as the Agent may reasonably request; and

                          (g) promptly, such additional financial and other information as the Agent (or any Lender acting through the Agent) may from time to time reasonably request.

         Section 4.3 Payment of Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any Subsidiary of the Borrower, as the case may be.

         Section 4.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by it on the date of this Agreement and preserve, renew, and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to
Section 5.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.5      Maintenance of Property; Insurance; Condemnation.

                          (a)     Keep all property of the Borrower and its
Subsidiaries useful and necessary in their respective business in good working order and condition ordinary wear and tear excepted.

                          (b)     Maintain with financially sound and reputable
insurance companies insurance on all property of the Borrower and its Subsidiaries in at least such amounts and against at least such risks (but including in any event public liability, product liability, property damage, and business interruption) as are usually insured against in the same general geographic area by companies engaged in the same or a similar business provided that the Borrower and its Subsidiaries may self-insure up to $1,000,000 in risks, exclusive of policy deductibles, in accordance with any self insurance plan reasonably acceptable to the Agent, and furnish to the Agent, upon written request, full information as to the insurance and self-insurance carried.

                          (c)     Cause all (i) business interruption insurance
and property insurance to have loss payable clauses endorsed in favor of and made payable to the Collateral Trustee as its interests may appear, (ii) liability insurance to name the Collateral Trustee, the Agent, and the Lenders as additional insureds, (iii) insurance to have a breach of warranty clause in favor of the Collateral Trustee, the Agent, and the Lenders, (iv) insurance to provide that no cancellation, material reduction in amount, or material change in coverage shall be effective until at least 30 days after receipt by the Collateral Trustee and the Agent of written notice thereof.

                          (d)     Assign and pay to the Collateral Trustee all
proceeds resulting from business interrution, casualty, or condemnation, including, without limitation, any business interruption insurance proceeds, property insurance proceeds, condemnation awards, proceeds from actions, and other proceeds, to be held and applied in accordance with the Collateral Trust Agreement. With respect to the proceeds resulting from any business interruption, casualty, or condemnation received by the Collateral Trustee during any fiscal year of the Borrower in aggregate amounts equal to or less than $5,000,000, the Agent shall instruct the Collateral Trustee to disburse the proceeds to the Borrower or the other applicable Loan Parties (unless an Event of Default exists as provided below). With respect to the proceeds resulting from any business interruption, casualty, or condemnation received by the Collateral Trustee during any fiscal year of the Borrower in aggregate amounts exceeding $5,000,000, the Agent shall instruct the Collateral Trustee to apply the proceeds in excess of $5,000,000 against the Loan Obligations and the other secured obligations under the Collateral Trust Agreement in accordance with the

Collateral Trust Agreement. If at any time an Event of Default exists, the Majority Lenders with Outstandings may instruct the Agent to direct the Collateral Trustee to apply any business interruption, casualty, or condemnation proceeds held by the Collateral Trustee as collateral against the Loan Obligations and the other secured obligations under the Collateral Trust Agreement in accordance with the Collateral Trust Agreement.

         Section 4.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true, and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Agent and the Lenders to visit and inspect any of its properties and the properties of its Subsidiaries and examine and make abstracts from any of its and their books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties, and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided, however, that no such visit, inspection, or examination or discussion shall unreasonably disrupt normal operations of the Borrower and any such representative of the Agent and the Lenders shall be accompanied by a Responsible Officer of the Borrower. No failure to comply with any request for the exercise of rights hereunder shall be cause for any Event of Default unless such request is submitted in writing to the Borrower with reference to this
Section 4.6.

         Section 4.7      Notices.  Promptly give notice to the Agent of:

                          (a) the occurrence of any Default or Event of Default known to the Borrower;

                          (b) any (i) breach or default by any Loan Party or any of its Subsidiaries under or with respect to any of their respective Contractual Obligations in any respect which if not cured would reasonably be expected to have a Material Adverse Effect or breach or default by any third party known to the Borrower under or with respect to any Contractual Obligation of such third party with any Loan Party or any of its Subsidiaries in any respect which if not cured would reasonably be expected to have a Material Adverse Effect, and in either case the action proposed to be taken by the Borrower or its Subsidiaries in connection therewith, or (ii) litigation, investigation, or proceeding of which the Borrower has knowledge which may exist at any time between the Borrower or any Subsidiary of the Borrower and any Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                          (c) any litigation or proceeding (i) affecting the Borrower or any Subsidiary of the Borrower of which the Borrower has knowledge in which the amount claimed is $1,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization, or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity with respect to the termination of any Single Employer Plan; and

                          (e) a development or event which has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         Section 4.8      Environmental Laws.

                          (a) Comply with, and insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations, or permits required by Environmental Laws, except to the extent that the failure to so comply, insure the compliance with, obtain or maintain, would not in the aggregate reasonably be expected to have a Material Adverse Effect;

                          (b) Conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the failure to so conduct, complete, or take such actions, or to comply with such orders and directives, would not in the aggregate reasonably be expected to have a Material Adverse Effect; and

                          (c) Defend, indemnify, and hold harmless the Agent and each Lender and their respective Related Parties from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any Subsidiary of the Borrower, or any orders, requirements, or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         Section 4.9 Further Assurances. At the reasonable request of the Agent, cure promptly any defects in the creation or issuance of any Loan Documents, including this Agreement, and the Borrower and its Subsidiaries shall at their expense promptly execute and deliver to the Agent all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower or any of its Subsidiaries in the Security Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Security Documents, or more fully to state the security obligations set out herein or in any of the Security Documents, or to perfect, protect, or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith. No failure to comply with any request for the exercise of rights hereunder shall be cause for any Event of Default unless such request is submitted in writing to the Borrower with reference to this Section 4.9.

         Section 4.10 Change in Management. From time to time, and promptly after request by the Agent, the Borrower will provide the Agent with a list of the management of the Borrower, and each Subsidiary, including all directors, Presidents, Vice Presidents, and Chief Financial Officers.

         Section 4.11 Guaranties and Collateral. Cause each of its Qualified Subsidiaries to execute a Guaranty in substantially the form of Exhibit D or such other form as reasonably requested by the Agent to accomplish the same purposes in any jurisdiction outside of the United States with respect to Qualified Subsidiaries organized outside of the United States or with assets outside of the United States, in each case with such changes thereto as the Agent may reasonably request, such that each Qualified Subsidiary is directly liable for the Loan Obligations and cause itself and each of its Qualified Subsidiaries to execute such Pledge Agreements in substantially the form of Exhibit E, Security Agreements in substantially the form of Exhibit F, and Mortgages in substantially the form of Exhibit G, or such other forms as reasonably requested by the Agent to accomplish the same purposes in any jurisdiction outside of the United States with respect to Qualified Subsidiaries organized outside of the United States or with assets outside of the United States, in each case with such changes thereto as the Agent may reasonably request, and all ancillary documents, consents, and agreements as the Agent may reasonably request, including opinion letters regarding the enforceability of such agreements and the perfection of the Liens created thereunder, such that all assets of the Borrower and its Qualified Subsidiaries, including all personal property, real property, and securities, partnership interests, and other investments are pledged to the Collateral Trustee for the ratable benefit of the Lenders and the other secured lenders under the Collateral Trust Agreement in accordance with such documents and agreements; provided, however, that:

                          (a)     Securities issued by Unqualified
         Subsidiaries, partnership interests issued by Unqualified Subsidiaries, and other investments in Unqualified Subsidiaries and minority interests in Persons organized outside of the United States with assets held primarily outside of the United States need only be pledged to the Collateral Trustee to the extent such interests can be pledged to the Collateral Trustee without causing deemed distributions of the income of such Persons to the Borrower under the Code;

                          (b) Hanover Marketing need not execute a Guaranty or any such Security Documents so long as the only assets owned by Hanover Marketing are the assets owned by Hanover Marketing which are reflected in the Financial Statements and such assets are transferred to another Loan Party and Hanover Marketing is dissolved or merged out of existence on or before 180 days after the date of this Agreement; and

                          (c) The requirement under the Security Agreements that the Borrower and its Qualified Subsidiaries execute, deliver, and file financing statements and take other actions to cause the liens of the Collateral Trustee to be perfected against the natural gas compressors and oil and gas production equipment owned by the Borrower and its Qualified Subsidiaries that is located offshore of Texas and Louisiana is hereby waived by the Agent and the Lenders under this Agreement until such time as the Agent requests that the Borrower and its Qualified Subsidiaries take such actions in writing, and the Borrower and its Qualified Subsidiaries shall have 20 days to complete all such actions following such request.

                                   ARTICLE 5

                               NEGATIVE COVENANTS

         From the date hereof and for so long as any part of the Loan Obligations or any Commitment is outstanding, the Borrower shall not and shall not permit any of its Subsidiaries to (and where applicable shall cause other Persons not to):

         Section 5.1      Financial Condition Covenants.

                          (a) Permit the Consolidated Leverage Ratio of the Borrower and its Qualified Subsidiaries to be greater than 0.65 to 1.00;

                          (b) Permit the Consolidated Current Ratio of the Borrower and its Qualified Subsidiaries to be less than 1.00 to 1.00;

                          (c) Permit the Consolidated Tangible Net Worth of the Borrower and its Qualified Subsidiaries to be less than (i) $90,000,000, plus (ii) 50% of consolidated net income of the Borrower and its Qualified Subsidiaries during each fiscal quarter ending after the date of this Agreement (excluding consolidated net income for any fiscal quarter during which consolidated net income is less than $1.00), plus (iii) 50% of the net proceeds of any sale of Capital Stock in the Borrower after the date of this Agreement;

                          (d) As of the last day of the then most recently ended fiscal quarter of the Borrower, permit the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Qualified Subsidiaries for the preceding four fiscal quarters ended as of such date to be less than 1.50 to 1.00;

                          (e) As of the last day of the then most recently ended fiscal quarter of the Borrower, permit the Consolidated Interest Coverage Ratio of the Borrower and its Qualified Subsidiaries for the preceding four fiscal quarters ended as of such date to be less than
         2.00 to 1.00; or

                          (f) As of the last day of the then most recently ended fiscal quarter of the Borrower, permit the consolidated net income before extraordinary items of the Borrower and its Qualified Subsidiaries for the preceding four fiscal quarters ended as of such date to be less than $1.00.

         Section 5.2 Limitation on Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, except:

                          (a) Indebtedness in the form of the Loans and the other Loan Obligations;

                          (b) Indebtedness under the Chemical Credit Agreement and all extensions and modifications thereof permitted by this Agreement;

                          (c) Indebtedness in the form of (i) the Hanover Land Financing and any extensions and modifications thereof permitted by this Agreement (and any rearrangements and refinancings thereof which would be permitted under this Agreement, including Section 5.11(b), if the same were made as an extension or modification thereof by the same lender) and (ii) Indebtedness outstanding on the date of this Agreement and listed on Schedule II and all extensions and modifications thereof permitted under this Agreement;

                          (d) Indebtedness in the form of long-term Indebtedness of the Borrower for borrowed money incurred in connection with a public offering or private placement of debt securities and all extensions and modifications thereof permitted under this Agreement provided that with respect to each such item of Indebtedness (i) prior to the funding of thereof and given the information, time, and standards set forth for the making of a Loan with the same purpose, terms, and conditions under this Agreement, the Agent has determined after consultation with the Borrower that the Borrower could satisfy all requirements and conditions precedent under this Agreement for the making of such a Loan under this Agreement with the same terms and conditions as such Indebtedness and (ii) the terms and conditions of such Indebtedness are less restrictive than this Agreement and are otherwise reasonably satisfactory to the Agent;

                          (e)     Indebtedness of the Borrower and its
         Subsidiaries (i) in the form of Financing Leases of assets described in Section 5.3(e)(i) and all extensions and modifications thereof permitted under this Agreement provided that the terms and conditions of such Indebtedness are less restrictive than this Agreement and are otherwise reasonably satisfactory to the Agent and the aggregate outstanding principal amount of such Indebtedness does not exceed $5,000,000 and (ii) in the form of Financing Leases and purchase money Indebtedness incurred in connection with the financing of assets described in Section 5.3(e)(ii) and all extensions and modifications thereof permitted under this Agreement provided that the terms and conditions of such Indebtedness are less restrictive than this Agreement and are otherwise reasonably satisfactory to the Agent and the aggregate outstanding principal amount of such Indebtedness does not exceed $1,000,000;

                          (f) Indebtedness owed by Persons acquired by the Borrower or its Subsidiaries in connection with Acquisitions made by the Borrower or its Subsidiaries and assumed by the Borrower or its Subsidiaries in connection with such Acquisitions and Indebtedness secured by assets acquired by the Borrower or its Subsidiaries in connection with such Acquisitions provided that with respect to each such item of Indebtedness (i) at the time of the Acquisition by the Borrower or its Subsidiaries and given the information, time, and standards set forth for the making of a Loan with the same purpose, terms, and conditions under this Agreement, the Agent has determined after consultation with the Borrower that the Borrower could satisfy all requirements and conditions precedent under this Agreement for the making of such a Loan under this Agreement with the same terms and conditions as such Indebtedness and (ii) the terms and conditions of such Indebtedness are less restrictive than this Agreement and are otherwise reasonably satisfactory to the Agent;

                          (g) Indebtedness in the form of unsecured Subordinated Debt of the Borrower and all extensions and modifications thereof permitted under this Agreement, provided that with respect to each such item of Indebtedness (i) prior to the funding of thereof and given the information, time, and standards set forth for the making of a Loan with the same purpose, terms, and conditions under this Agreement, the Agent has determined after consultation with the Borrower that the Borrower could satisfy the requirements of Section 2.4(a)(iii) and all conditions precedent in
         Section 7.2 (other than Sections 7.2(f)(v) and 7.2(f)(vii)) under this Agreement for the making of such a Loan under this Agreement with the same terms and conditions as such Indebtedness and (ii) the terms and conditions of such Indebtedness are less restrictive than this Agreement and are otherwise reasonably satisfactory to the Agent;

                          (h) Indebtedness of any Loan Party to another Loan Party not otherwise restricted under this Agreement; and

                          (i) Indebtedness of Unqualified Subsidiaries of the Borrower which is nonrecourse to the Borrower and the Qualified Subsidiaries.

         Section 5.3 Limitation on Liens. Create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except for:

                          (a) Liens created by the Security Documents in favor of the Agent and the Lenders;

                          (b) Liens created by the Security Documents in favor of the Collateral Trustee for the ratable benefit of the Lenders and the other secured lenders under the Collateral Trust Agreement;

                          (c) Liens in existence on the date of this Agreement and listed on Schedule II securing Indebtedness permitted by subsection 5.2(c), provided that no such Lien is spread to cover any additional property after the date of this Agreement and that the amount of Indebtedness secured thereby is not increased;

                          (d)     [Reserved]

                          (e) Liens on (i) natural gas compressors and oil and gas production equipment, and related equipment, usual accessories and improvements, and the proceeds thereof, the acquisition of which were financed with the proceeds of Indebtedness permitted by subsection 5.2(e)(i) securing only such Indebtedness provided that any such Lien is placed upon such assets at the time of the acquisition thereof by the Borrower or any of its Subsidiaries, the Lien extends to no other property, and no such Lien is spread to cover any additional property after the date such Lien attaches and the amount of Indebtedness secured thereby is not increased and (ii) on office equipment, vehicles, and other equipment, usual accessories and improvements, and the proceeds thereof, the acquisition of which were financed with the proceeds of Indebtedness permitted by subsection 5.2(e)(ii) securing only such Indebtedness provided that any such Lien is placed upon such assets at the time of the acquisition thereof by the Borrower or any of its

         Subsidiaries, the Lien extends to no other property, and no such Lien is spread to cover any additional property after the date such Lien attaches and the amount of Indebtedness secured thereby is not increased;

                          (f) Liens on assets acquired by the Borrower or its Subsidiaries in connection with Acquisitions made by the Borrower or its Subsidiaries securing only Indebtedness under Section 5.2(f) outstanding and secured by such assets when such assets were acquired by the Borrower or its Subsidiaries provided that (i) any such Lien exists upon such assets at the time of the acquisition thereof by the Borrower or any of its Subsidiaries, the Lien extends to no other property and no such Lien is spread to cover any additional property after the date of acquisition, and the amount of Indebtedness secured thereby is not increased and (ii) each such Lien has been approved by the Agent, the Majority Lenders with Commitments, and the Majority Lenders with Outstandings;

                          (g)     [Reserved]

                          (h)     [Reserved]

                          (i) Liens on the assets of the Unqualified Subsidiaries of the Borrower securing Indebtedness of such Unqualified Subsidiaries permitted under Section 5.2(i);

                          (j) Liens securing obligations in connection with Derivatives entered into by the Borrower and its Subsidiaries in accordance with this Agreement;

                          (k) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or any Subsidiary of the Borrower, as the case may be, in conformity with GAAP;

                          (l) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                          (m) pledges or deposits in connection with workers' compensation, unemployment insurance, and other social security legislation;

                          (n) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business; and

                          (o) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

         Section 5.4      Limitation on Guarantee Obligations.   Create, incur,
assume, or suffer to exist any Guarantee Obligation except:

                          (a)     the Guarantees;

                          (b) guaranties of the obligations of the Borrower under the Chemical Credit Agreement;

                          (c) the Specific Guaranty dated June 22, 1993, made by the Borrower in favor of First Interstate Bank of Texas, N.A., as successor in interest to Transfield Corporation, provided in connection with the Hanover Land Financing and the Guaranty Agreement dated November 22, 1993, made by the Borrower in favor of First Interstate Bank of Texas, N.A., provided in connection with the Hanover Land Financing; and

                          (d) guaranties of the obligations of Persons to third party lenders incurred by such Persons to finance the purchase of natural gas compressors or oil and gas production equipment from the Borrower or any of its Subsidiaries provided that (i) such guaranties are secured by the natural gas compressors or oil and gas production equipment purchased from the Borrower or any of its Subsidiaries in a manner reasonably satisfactory to the Agent (including the capacity to purchase the Liens of the third party lenders or the taking of second priority Liens) and (ii) the maximum aggregate outstanding amount of such Guarantee Obligations does not exceed $5,000,000.

         Section 5.5      Limitations on Fundamental Changes.   (a) Enter into
any merger, consolidation, or amalgamation, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (b) convey, sell, lease, assign, transfer, or otherwise dispose of all or substantially all of its property, business, or assets, or (c) make any material change in its present method of conducting business, except that the Borrower or any of its Subsidiaries may merge or consolidated with or into any Person and the Borrower or any of its Subsidiaries may sell all or substantially all of their assets to any Person so long as such transaction does not:

                                  (i)      cause the Borrower to be merged or
         consolidated with or into any Person if the Borrower is not the continuing or surviving Person;

                                  (ii)  cause any Qualified Subsidiary to be
         merged or consolidated with or into any Person if the Borrower or any Qualified Subsidiary is not the continuing or surviving Person;

                                  (iii)  cause the Borrower or any Qualified
         Subsidiary to be merged or consolidated with or into any Person that is not the Borrower or any Qualified Subsidiary unless the Agent is given advance written notice thereof;

                                  (iv)  cause the transfer of all or
         substantially all of the assets of the Borrower to any other Person or cause the transfer of all or substantially all of the assets of any Qualified Subsidiary to any Person other than the Borrower or any Qualified Subsidiary;

                                  (v)  cause the Borrower or any Qualified
         Subsidiary or all or substantially all of the assets of the Borrower or any Qualified Subsidiary to be subject to liabilities which would reasonably be expected to cause any Material Adverse Effect (or cause the same to be subject to any environmental liabilities of Hanover Land or Hanover Acquisition); or

                                  (vi)  cause any Default or Event of Default
         or any circumstances which would reasonably be expected to cause any Default or Event of Default.

         Section 5.6      Limitation on Sale or Lease of Assets.   Convey,
sell, lease, assign, transfer, or otherwise dispose of any of its property, business, or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                          (a) the sale of obsolete or worn out property disposed of in the ordinary course of business, provided that the aggregate value of obsolete or worn out natural gas compressors and oil and gas production equipment disposed of in the ordinary course of business does not exceed $2,000,000 during any fiscal year of the Borrower;

                          (b) the sale of inventory in the ordinary course of business, provided that if such inventory is comprised of natural gas compressors or oil and gas production equipment, such natural gas compressors or oil and gas production equipment were fabricated by the Borrower or any of its Subsidiaries and were never part of the natural gas compressors or oil and gas production equipment leased or previously leased by the Borrower or any of its Subsidiaries;

                          (c) the lease by the Borrower or any of its Subsidiaries as lessor of natural gas compressors and oil and gas production equipment in the ordinary course of business under operating leases (which do not constitute Financing Leases) which are in one of the forms (with appropriate insertions as to date, amounts, parties, and designation of leased equipment) attached hereto as part of Schedule II, provided that any such form may be modified with the prior written consent of the Agent which consent shall not be unreasonably withheld;

                          (d) the sale or discount without recourse of defaulted accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                          (e)     as permitted by Section 5.5;

                          (f) the sale of natural gas compressors and oil and gas production equipment, other than sales covered by paragraphs
         (a) and (b) above, the proceeds of which in excess of $5,000,000 during any fiscal year of the Borrower are paid to the Collateral Trustee to be held and applied as cash collateral for the benefit of the secured lenders under the Collateral Trust Agreement in accordance with the terms of the Collateral Trust Agreement (with respect to any proceeds of the sale of natural gas compressors and oil and gas production equipment held as collateral by the Collateral Trustee, unless an Event of Default exists, the Agent shall instruct the Collateral Trustee to disburse the proceeds to the Borrower if the proceeds are reinvested in natural gas compressors or oil and gas production equipment owned by the Borrower or the Qualified Subsidiaries of the Borrower within nine months after the sale of the assets which produced such proceeds; if such reinvestment is not made, the Agent shall instruct the Collateral Trustee to apply the proceeds against the Loan Obligations and the other secured obligations under the Collateral Trust Agreement in accordance with the Collateral Trust Agreement; and if at any time an Event of Default exists, the Majority Lenders with Outstandings may instruct the Agent to direct the Collateral Trustee to apply such proceeds against the Loan Obligations and the other secured obligations under the Collateral Trust Agreement in accordance with the Collateral Trust Agreement);

                          (g) the lease of real estate properties owned by Hanover Land to the Borrower for use by the Borrower as its site for offices and facilities.

         Section 5.7      Limitation on Leases.   Permit the Consolidated
Operating Lease Expense of the Borrower and its Qualified Subsidiaries for any fiscal year of the Borrower to exceed $1,100,000.

         Section 5.8      Limitation on Dividends.   Declare or pay any
dividend (other than dividends payable solely in common stock of such Person) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, or other acquisition of any shares of any class of Capital Stock of such

Person or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary of the Borrower, except that if no Default or Event of Default exists or would reasonably be expected to be caused thereby
(a) Subsidiaries of the Borrower may declare and pay dividends to the Borrower and other shareholders of such Subsidiaries, (b) the Borrower may repurchase shares of the Borrower's common stock from its employees and former employees so long as the aggregate amount of all such repurchases since the date of this Agreement does not exceed $2,500,000, (c) the Borrower may pay dividends, make stock repurchases, and otherwise make payments which are for the benefit of the 6.5% Series A Cumulative Redeemable Preferred Stock of the Borrower issued and outstanding on the date of this Agreement, and (d) the Borrower may pay dividends, make stock repurchases, and otherwise make payments which are for the sole benefit of the Common Stock held by JEDI on the date of this Agreement and the 6.5% Series B Cumulative Redeemable Convertible Preferred Stock of the Borrower issued and outstanding on the date of this Agreement.

         Section 5.9 Limitation on Derivatives. Enter into or assume any obligations with respect to any Derivatives except for Derivatives used by the Borrower or any of its Subsidiaries in reducing the interest rate risk exposure of the Borrower and its Subsidiaries which have been provided by a Lender under this Agreement or one of the lenders under the Chemical Credit Agreement.

         Section 5.10 Limitation on Investments, Loans, and Advances. Make or maintain any advance, loan, extension of credit, or asset or capital contribution or transfer to, or make or maintain any purchase or holding of any stock, bonds, notes, debentures, or other securities of, or any assets constituting a business unit of, or make or maintain any other investment in (all of the foregoing being herein collectively referred to as "investments"), any Person, except:

                          (a) investments in the Borrower and Qualified Subsidiaries of the Borrower (provided that such investments in Hanover Land shall not exceed $35,000 per month and must be made for the sole purpose of making repayments on Indebtedness owed by Hanover Land to First Interstate Bank of Texas, N.A., under the Hanover Land Financing plus all amounts necessary to maintain and operate the real property and improvements owned by Hanover Land);

                          (b) investments in Subsidiaries of the Borrower which are organized under a jurisdiction of the United States other than Qualified Subsidiaries, investments in Subsidiaries of the Borrower which are organized under a jurisdiction outside of the United States, and investments in minority interests in Persons engaged in the natural gas compression and production equipment industries, so long as (i) on or before December 31, 1996, the aggregate investment in such Persons does not exceed 20% of the Consolidated Net Worth of the Borrower as of the end of the most recently ended month and the aggregate investment in any one country other than the United States does not exceed 15% of the Consolidated Net Worth of the Borrower as of the end of the most recently ended month and (ii) after December 31, 1996, the aggregate investment in such Persons does not exceed 20% of the Consolidated Net Worth of the Borrower as of the end of the most recently ended month and the aggregate investment in any one country other than the United States does not exceed 10% of the Consolidated Net Worth of the Borrower as of the end of the most recently ended month (for purposes of this paragraph, financing received by such Persons on a nonrecourse basis to the Borrower and the Qualified Subsidiaries shall not be considered an "investment" in such Persons);

                          (c) extensions of trade credit in the ordinary course of business;

                          (d)     investments in Cash Equivalents;

                          (e) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment, and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $250,000 at any one time outstanding; and

                          (f) loans by the Borrower to members of the management of the Borrower the proceeds of which are used by such members of management solely to purchase shares of common stock of the Borrower having such rate, repayment, and other terms as shall be reasonably satisfactory to the Agent, the aggregate amount of such loans not to exceed $5,000,000 with respect to such loans made on or prior to the date of this Agreement and not to exceed an additional $3,000,000 with respect to such loans made after the date of this Agreement.

         Section 5.11     Limitation on Optional Payments and Modifications of
Indebtedness Instruments.   With respect to any outstanding Indebtedness, (a)
make any optional payment or prepayment on or redemption of any such Indebtedness other than (i) prepayments of the Loan Obligations, (ii) prepayments of long-term Indebtedness outstanding under the Chemical Credit Agreement as of the date of the Financial Statements, (iii) prepayments of revolving Indebtedness outstanding under the Chemical Credit Agreement, (iv) prepayments of the Hanover Land Financing involved in any refinancing of the entire outstanding principal amount thereof as permitted hereunder, and (v) prepayments of existing indebtedness described in Section 5.2(c)(ii) if the description of such existing indebtedness in Schedule II references this Section and states that prepayments are permitted hereunder, provided in each case of (i) through (v) above no Default or Event of Default exists or would reasonably be expected to be caused thereby or (b) amend, modify, or change, or consent or agree to any increase, rearrangement, amendment, modification, or change to any of the terms of any such Indebtedness (other than any such amendment, modification, or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon, or any amendment or waiver which would render the terms of such Indebtedness less restrictive, but in no event any amendment, modification, or change of the Chemical Credit Agreement which would alter the meaning of the defined terms in the Collateral Trust Agreement).

         Section 5.12     Transactions with Affiliates.   Except as set forth
in Schedule II, enter into any transaction, including, without limitation, any purchase, sale, lease, or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Person's business and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 5.13     Sale and Leaseback.   Enter into any arrangement with
any Person providing for the leasing by the Borrower or any of the Subsidiaries of the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except that the Borrower and its Subsidiaries may enter into Financing Leases as lessee for natural gas compressors if after giving effect thereto this Agreement is not otherwise contravened.

         Section 5.14     Corporate Documents.   Amend its Certificate of
Incorporation in any way adverse to the interests of the Lenders.

         Section 5.15     Fiscal Year.   Permit the fiscal year of the Borrower
to end on a day other than December 31.

         Section 5.16     Limitation on Negative Pledge Clauses.   Enter into
any agreement, other than this Agreement and the Loan Documents, the Chemical Credit Agreement and related loan documents, the Guaranty Agreement dated November 22, 1993, between the Borrower and First Interstate Bank of Texas, N.A., as successor in interest to Transfield Corporation in connection with the Hanover Land Financing, and Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person which prohibits or limits the ability of the Borrower or any of the Subsidiaries of the Borrower to create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired.

         Section 5.17 Purpose of Loans. Use the proceeds of the Loans for any purpose other than those permitted by Section 3.16.





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
                                   ARTICLE 6

                               EVENTS OF DEFAULT

         Section 6.1 Events of Default. An "Event of Default" shall exist if any of the following events shall occur:

                          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms of the corresponding Notes or this Agreement; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms of the corresponding Notes or this Agreement; or the Borrower shall fail to pay when due in accordance with the terms thereof any amounts payable under any Derivative issued on behalf of the Borrower under Section 2.6(d); or

                          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document, or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                          (c) The Borrower shall default in the observance or performance of any agreement contained in Sections 4.5(c), 4.6(b), 4.7, or 4.9 of this Agreement or in Article 5 of this Agreement, or any Loan Party shall default in the observance or performance of any agreement contained in Section 5 of the Security Agreements, Section 5 of the Pledge Agreements, any Section of the Mortgages, or any Section of the Collateral Trust Agreement; or

                          (d) The Borrower shall default in the observance or performance of any agreement contained in Sections 2.6(e), 4.1, 4.2, or 4.11 of this Agreement and such default shall continue unremedied for a period of 10 Business Days, or the Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 6.1 or the first clause of this paragraph
         (d)), or any Loan Party shall default in the observance or performance of any other agreement contained in the Loan Documents (other than as provided in paragraphs (b) and (c) of this Section 6.1 or the first clause of this paragraph (d)) and such default shall continue unremedied for a period of 30 days; or

                          (e) Any Security Document shall, at any time, cease to be in full force and effect (unless released by the Collateral Trustee in accordance with the terms of the Collateral Trust Agreement) or shall be declared null and void, or the validity or





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
         enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby, or any Guaranty shall cease for any reason to be in full force and effect or any Loan Party thereto shall so assert in writing; or

                          (f) (i) Any principal, interest, fees, or other amounts due on any Indebtedness or under any Guarantee Obligation or Derivative Obligation of the Borrower or any of its Subsidiaries (other than Loan Obligations) is not paid when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and such failure is not cured within the applicable grace period, if any, and the aggregate amount of all such Indebtedness, Guarantee Obligations, and Derivative Obligations of such Persons under which payments are so in default exceeds $2,500,000 (provided, however, that the Borrower may exclude from the calculation of such $2,500,000 amount up to $5,000,000 of Indebtedness and Guarantee Obligations created in connection with seller financing of assets which have been purchased by the Borrower or any of its Subsidiaries if the obligations thereunder are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiaries, as the case may be); (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Indebtedness, Guarantee Obligation, or Derivative Obligation of the Borrower or any of its Subsidiaries (other than Loan Obligations) the effect of which is to accelerate or to permit the acceleration of the maturity of any such Indebtedness, Guarantee Obligation, or Derivative Obligation whether or not any such Indebtedness, Guarantee Obligation, or Derivative Obligation is actually accelerated and such event or condition shall not be cured within the applicable grace period, if any, and the aggregate amount of all such Indebtedness, Guarantee Obligations, and Derivative Obligations of such Persons so subject to acceleration exceeds $2,500,000 (provided, however, that the Borrower may exclude from the calculation of such $2,500,000 amount up to $5,000,000 of Indebtedness and Guarantee Obligations created in connection with seller financing of assets which have been purchased by the Borrower or any of its Subsidiaries if the obligations thereunder are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiaries, as the case may be); or (iii) any Indebtedness, Guarantee Obligation, or Derivative Obligation of the Borrower or any of its Subsidiaries (other than Loan Obligations) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof, and the aggregate amount of all such Indebtedness, Guarantee Obligations, and Derivative Obligations of such Persons so accelerated exceeds $2,500,000 (provided, however, that the Borrower may exclude from the calculation of such $2,500,000 amount up to $5,000,000 of Indebtedness and Guarantee Obligations created in connection with seller financing of assets which have been purchased by the Borrower or any of its Subsidiaries if the obligations thereunder are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiaries, as the case may be); or

                          (g) (i) The Borrower or any of the Subsidiaries of the Borrower shall commence any case, proceeding, or other action
         (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of the Subsidiaries of the Borrower shall make a general assignment for the benefit of its creditors; or
         (ii) there shall be commenced against the Borrower or any of the Subsidiaries of the Borrower any case, proceeding, or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of the Subsidiaries of the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of the Subsidiaries of the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any of the Subsidiaries of the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                          (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any lien shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or
         (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty, or other liabilities in the aggregate material in relation to the business, operations, property, or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

                          (i) One or more judgments or decrees shall be entered against the Borrower or any of the Subsidiaries of the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $2,500,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed, or bonded pending appeal within 60 days from the entry thereof; or

                          (j) If at any time the Borrower or any of the Subsidiaries of the Borrower shall become liable for unpaid remediation and/or environmental compliance expenses and/or fines, penalties, or other charges which, in the aggregate, are in excess of $2,500,000.

         Section 6.2      Remedies.

                          (a)     Upon the occurrence of any Event of Default
under Section 6.1(g), all of the commitments of the Agent and the Lenders hereunder, including the Commitments, shall terminate. During the existence of any Event of Default other than an Event of Default under Section 6.1(g), the Agent shall at the request of the Majority Lenders with Commitments declare by written notice to the Borrower all of the commitments of the Agent and the Lenders hereunder, including the Commitments, terminated, whereupon the same shall immediately terminate.

                          (b)     Upon the occurrence of any Event of Default
under Section 6.1(g), the aggregate outstanding principal amount of all Loans made hereunder, all accrued interest thereon, and all other Loan Obligations payable by the Borrower and the other Loan Parties under this Agreement and any other Loan Document shall immediately and automatically become due and payable. During the existence of any Event of Default other than an Event of Default under Section 6.1(g), the Agent shall at the request of (i) the Majority Lenders with Commitments, with respect to unpaid standby fees, (ii) any Lender with principal or interest payments on any Advance that are due and payable and remain unpaid, with respect to the outstanding principal amount of such Advance and the accrued but unpaid interest thereon, and (iii) the Majority Lenders with Outstandings, with respect to any outstanding principal amount of Loans made hereunder, any accrued but unpaid interest thereon, and any other Loan Obligations payable by the Borrower and the other Loan Parties under this Agreement and any other Loan Document (including those obligations described in clauses (i) and (ii) above), declare by written notice to the Borrower the foregoing described obligations to be immediately due and payable. In connection with the foregoing, except for the notice provided for above, the Borrower waives notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices.

                          (c)     During the existence of an Event of Default,
the Agent and each Lender shall have the right to set off and apply against the Loan Obligations in such manner as the Agent or such Lender may determine at any time and without notice to the Borrower, the Borrower's interest in any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent or such Lender (or any Affiliate of the Agent or such Lender), to the Borrower, whether or not the Loan Obligations are then due. As security for the Loan Obligations, the Borrower hereby grants to the Agent and the Lenders a security interest in all money, instruments, and other property of the Borrower now or hereafter held by the Agent or any Lender and in all deposits (general or special, time or demand, provisional or final) and other accounts of the Borrower now or hereafter on deposit with or held by the Agent or any Lender and all other sums at any time credited by or owing from the Agent or any Lender (or any Affiliate of the Agent or such Lender) to the Borrower. The rights and remedies of the Agent and the Lenders hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or the Lenders may have.

                          (d)     If any Event of Default exists, the Agent
shall, at the request of (i) the Majority Lenders with Commitments, with respect to unpaid standby fees, (ii) any Lender with principal or interest payments on any Advance that are due and payable and remain unpaid, with respect to the outstanding principal amount of such Advance and the accrued but unpaid interest thereon, and (iii) the Majority Lenders with Outstandings, with respect to any outstanding principal amount of Loans made hereunder, any accrued but unpaid interest thereon, and any other Loan Obligations payable by the Borrower and the other Loan Parties under this Agreement and any other Loan Document (including those obligations described in clauses (i) and (ii) above), declare by written notice to the Borrower that the Loan Obligations specified in such notice shall bear interest beginning on the date specified in such notice until paid in full at the applicable Default Rate for such Loan Obligations.

                          (e)     Upon the occurrence of any Event of Default,
(i) the Agent shall at the request of the Majority Lenders with Outstandings instruct the Collateral Trustee to take any actions authorized under the Collateral Trust Agreement and the Security Documents, (ii) the Agent and the Lenders may exercise all rights and remedies available to the Agent and the Lenders under the Loan Documents, and (iii) the Agent and the Lenders may exercise all other rights and remedies available to the Agent and the Lenders at law or in equity.

                          (f)     Notwithstanding other provisions regarding
application elsewhere in this Agreement and the Loan Documents, all payments received by the Agent for application to the Loan Obligations (whether from the Borrower, the Collateral Trustee, or otherwise) during the existence of any Event of Default shall be distributed and applied to the Loan Obligations in the following order:

                                  (i)  First, to the Lenders ratably for
         application to the aggregate outstanding principal amount of the Loans then due and payable;

                                  (ii)  Second, to the Agent and Lenders
         ratably for application to the accrued but unpaid interest on the Loans then due and payable and accrued but unpaid obligations of the Loan Parties under derivatives provided by the Agent or any Lenders to the Loan Parties then due and payable if such derivatives are not in violation of this Agreement;

                                  (iii)  Third, to the Lenders ratably for
         application to the accrued but unpaid standby fees on the Loans then due and payable;

                                  (iv)  Fourth, to the Agent and the Lenders
         ratably for application to all other accrued but unpaid fees, expenses, reimbursements, indemnifications, and other Loan Obligations then due and payable; and

                                  (v)  Finally, to the Borrower or such other
         Person that is lawfully entitled to the surplus proceeds.

                                   ARTICLE 7

                             CONDITIONS OF LENDING

         The obligations of the Lenders holding Commitments to make Loans pursuant to this Agreement are subject to the conditions precedent stated in this Article 7.

         Section 7.1 Initial Loan. The effectiveness of this Agreement is subject to the following conditions precedent:

                          (a)     The Borrower shall have delivered or shall
have caused to be delivered the documents and other items listed below, together with any other documents requested by the Agent to document the agreements and intent of the Loan Documents, each in form and with substance reasonably satisfactory to the Agent:

                                  (i)       The Agent shall have received this
         Agreement, the Agents Fee Letter, the Guaranty made by Hanover/Smith, the Guaranty made by Hanover Maintech, the Guaranty made by Hanover Land, and the Guaranty made by Hanover Acquisition, each duly executed and delivered by the appropriate parties;

                                  (ii)      The Agent shall have received
         copies of the Chemical Credit Agreement and all related promissory notes, guaranties, and other documents and agreements executed in connection therewith, each duly executed and delivered by the appropriate parties;

                                  (iii)  The Agent shall have received copies
         of the Collateral Trust Agreement, the Pledge Agreement made by the Borrower, the Security Agreement made by the Borrower, the Security Agreement made by Hanover/Smith, the Security Agreement made by Hanover Maintech, the Security Agreement made by Hanover Land, the Security Agreement made by Hanover Acquisition, the Mortgages made by the Borrower, the Mortgages made by Hanover/Smith, and the Mortgage made by Hanover Land, each duly executed and delivered by the appropriate parties;

                                  (iv)      The Agent shall have received
         copies of all stock certificates, financing statements, lien filings, lien waivers, and other documents and agreements necessary or desirable to create and perfect the security interests and liens purported to be created by the terms of the Security Documents described in paragraph (iii) above, each duly executed and delivered by the appropriate parties (and as required in paragraph (b) below, ready for filing and recording);

                                  (v)       The Agent shall have received
         opinions of counsel for the Borrower by Neal, Gerber & Eisenberg and by local counsel approved by the Agent in New York, Alabama, Arkansas, Colorado, Kansas, Louisiana, New Mexico, Oklahoma, and Texas, each executed and delivered by the appropriate counsel;

                                  (vi)      The Agent shall have received
         certificates of secretary or assistant secretary certifying the existence, good standing, qualification to do business, articles and bylaws, and resolutions for the transactions related to this Agreement and the Loan Documents for the Borrower, Hanover/Smith, Hanover Maintech, Hanover Land, and Hanover Acquisition; and

                                  (vii)  The Agent shall have received a
         listing of the current asset locations of the Borrower and its Subsidiaries, lien searches and title reports in all jurisdictions required to create and perfect the liens purported to be created by the Security Documents, and evidence that with respect to all material purchase transactions entered into by the Borrower and its Subsidiaries the assets were acquired free of liens and encumbrances except as permitted under Section 5.3(c);

                          (b)     Where applicable, the Security Documents,
financing statements, and other documents and agreements described in paragraph
(a) requiring filing or recording in public records shall have been duly delivered to the appropriate offices for filing or recording and the Agent shall have received confirmations of receipt thereof by the appropriate filing or recording offices, and the original copies of all chattel paper in which the Collateral Trustee shall be granted a Lien under the Security Agreements, including without limitation all leases of natural gas compressors or oil and gas production equipment by any Loan Parties as lessor, shall have been stamped or otherwise marked with the legend required by Section 5(b) of each of the Security Agreements;

                          (c)     The Agent and the Lenders shall have
completed their due diligence, including environmental due diligence, with respect to the Borrower and its Subsidiaries and shall be satisfied with the results thereof;

                          (d)     The Agent shall have received evidence
reasonably satisfactory to it that each Loan Party has obtained the insurance policies required by the Loan Documents;

                          (e)     The Agent, the Lenders, and their counsel
shall have been paid and reimbursed for all fees and expenses due and payable;

                          (f)     The Agent shall have received a pro forma
consolidated balance sheet of the Borrower as of September 30, 1995, adjusted to give effect to the consummation of all equity transactions, the transactions contemplated by this Agreement, and the transactions contemplated by the Chemical Credit Agreement, in form and substance reasonably satisfactory to the Agent;

                          (g)     The Agent shall have received a satisfactory
business plan for fiscal year 1996 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the date of this Agreement through the next five years, in form and substance reasonably satisfactory to the Agent;

                          (h)     The Agent shall have received such other
documents as it may reasonably have requested at any time at or prior to the execution of this Agreement;

                          (i)     No Default exists, and the Agent shall have
received at the time a compliance certificate, which shall be true and correct, in the form of Exhibit C attached hereto, duly and properly executed by a Responsible Officer of the Borrower and dated as of the date of this Agreement, reflecting that no Default exists; and

                          (j)     All of the representations and warranties of
the Borrower and each Loan Party contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (taking into account certain fixed dates specified for certain representations and warranties in this Agreement).

         Section 7.2 All Loans. The obligation of the Lenders holding Commitments to make the initial Loan and each subsequent Loan pursuant to this Agreement is subject to the following further conditions precedent:

                          (a)     No Change of Control shall have occurred, the
Commitments of the Lenders under this Agreement shall be Active, and the Agent shall have received a Loan Request and all attached and requested information in accordance with Section 2.2;

                          (b)     The Agent shall have received for each Lender
with Commitments appropriate executed Notes representing the Loan in a form and substance satisfactory to the Agent;

                          (c)     No Default exists or would reasonably be
expected to occur by virtue of making such Loan, and the Agent shall have received at the time such Loan is made a compliance certificate, which shall be true and correct, in the form of Exhibit C attached hereto, duly and properly executed by a Responsible Officer of the Borrower and dated as of the date of the funding of such Loan, reflecting that no Default exists;

                          (d)     All of the representations and warranties of
the Borrower and each Loan Party contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, and the Borrower's request for the making of any extension of credit hereunder, and the making of any extension of credit hereunder, shall be deemed to be a restatement, representation, and additional warranty of the representations and warranties made by the Borrower and each Loan Party in this Agreement and the other Loan Documents as of each such date (taking into account certain fixed dates specified for certain representations and warranties in this Agreement);

                          (e)     Since the date of the Financial Statements,
no Material Adverse Effect shall have occurred; and

                          (f)     The following financial covenants shall be
satisfied:

                                  (i)      As of the last day of the then most
         recently ended fiscal quarter of the Borrower, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Qualified Subsidiaries for the preceding four fiscal quarters ended as of such date shall be equal to or greater than 2.00 to 1.00;

                                  (ii)     As of the last day of the then most
         recently ended fiscal quarter of the Borrower, the Consolidated Interest Coverage Ratio of the Borrower and its Qualified Subsidiaries for the preceding four fiscal quarters ended as of such date shall be equal to or greater than 2.50 to 1.00;

                                  (iii)    As of the last day of the then most
         recently ended fiscal quarter of the Borrower, the consolidated net income before extraordinary items of the Borrower and its Qualified Subsidiaries for the preceding four fiscal quarters ended as of such date shall be equal to or greater than $1.00;

                                  (iv)     After taking into account the
         scheduled principal payments on the Loan, the consolidated scheduled principal payments on Indebtedness of the Borrower and its Qualified Subsidiaries during each year while any Loans will remain outstanding shall meet the requirements of Section 2.4(a)(iii);

                                  (v)      The projected consolidated net
         income before extraordinary items of the Borrower and its Qualified Subsidiaries for each year that the Loan is scheduled to remain outstanding shall be equal to or greater than $1.00, as determined by the parties whose determination is required under Section 2.2;

                                  (vi)     As of the last day of then most
         recently ended month, but including the effect of the Loan as if the Loan had been outstanding as of such date, the Consolidated Leverage Ratio of the Borrower and its Qualified Subsidiaries shall be equal to or less than 0.60 to 1.00; and

                                  (vii)    The projected Consolidated Leverage
         Ratio of the Borrower and its Qualified Subsidiaries during the term of the Loan shall be equal to or less than 0.60 to 1.00, as determined by the parties whose determination is required under Section 2.2; and

                          (g)     The Borrower shall have provided to the Agent
such other information, documents, and agreements as it may reasonably have requested.

         Section 7.3 Loans For Acquisitions. The obligation of the Lenders holding Commitments to make any Loan pursuant to Section 2.2 of this Agreement the proceeds of which will be used to finance or refinance any Acquisition (other than Acquisitions by the Borrower and its Subsidiaries of natural gas compressors and related items and oil and gas production equipment and related items from Persons the aggregate purchase price of which, including cash paid, stock transferred, or liabilities assumed, is equal to or less than $1,000,000) is subject to the following further conditions precedent:

                          (a)     The Borrower shall have provided to the Agent
title opinions and other title information covering the acquired assets reasonably satisfactory to the Agent;

                          (b)     The Borrower shall have provided to the Agent
environmental reports and other environmental diligence materials covering the acquired assets reasonably satisfactory to the Agent;

                          (c)     The Borrower shall have provided to the Agent
evidence reasonably satisfactory to the Agent that the Collateral Trustee shall have received a certificate evidencing that all insurance policies required by the Loan Documents are in full force and effect and that loss payable endorsements in favor of the Collateral Trustee have been added thereto with respect to all insurance policies covering damage or loss to the Collateral;

                          (d)     The Borrower shall have provided to the Agent
other due diligence materials covering the acquired assets reasonably satisfactory to the Agent;

                          (e)     The Borrower shall have provided to the Agent
evidence reasonably satisfactory to the Agent, including legal opinions, that the Collateral Trustee shall have received Liens on the acquired assets or stock in accordance with the terms of this Agreement and the Collateral Trust Agreement, that all Security Documents and notices related thereto shall have been duly delivered to the appropriate offices for filing or recording, and that the Collateral Trustee shall have received confirmations of receipt thereof by the appropriate filing or recording offices; and

                          (f)     The following financial covenants shall be
satisfied:

                                  (i)      The projected Consolidated Fixed
         Charge Coverage Ratio of the Borrower and its Qualified Subsidiaries for each fiscal year while the Loan is scheduled to remain outstanding shall be equal to or greater than 2.00 to 1.00, as determined by the parties whose determination is required under Section 2.2;

                                  (ii)     The Consolidated Fixed Charge
         Coverage Ratio of the Borrower and its Qualified Subsidiaries for the most recently ended four fiscal quarters of the Borrower, adjusted to reflect the effect of the acquired assets and the Loan as if such Acquisition and the Loan had been made at the beginning of such period (but without amortization of the principal amount of the Loan), shall be equal to or greater than 2.00 to 1.00;

                                  (iii)    The Consolidated Interest Coverage
         Ratio of the Borrower and its Qualified Subsidiaries for the most recently ended four fiscal quarters of the Borrower, adjusted to reflect the effect of the acquired assets and the Loan as if such

         Acquisition and the Loan had been made at the beginning of such period, shall be equal to or greater than 2.50 to 1.00; and

                                  (iv)     The projected Consolidated Interest
         Coverage Ratio of the Borrower and its Qualified Subsidiaries for each fiscal quarter during the term of the Loan shall be equal to or greater than 2.50 to 1.00, as determined by the parties whose determination is required under Section 2.2.

                                   ARTICLE 8

                                   THE AGENT

         Section 8.1      Authorization and Action; Collateral Trustee.

                          (a)     Each Lender hereby appoints and authorizes
the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. Statements under the Loan Documents that the Agent may take certain actions without reference to any Lenders mean that the Agent may take such actions with or without the consent of any Lenders. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the joint instructions from the Majority Lenders with Commitments and the Majority Lenders with Outstandings; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Loan Document, or applicable law.

                          (b)     Each Lender agrees that all communications
and instructions to and from the Collateral Trustee and payments to and from the Collateral Trustee shall be by and through the Agent acting in accordance with the express terms of this Agreement and the other Loan Documents, including the provisions regarding the action of the Agent set forth in paragraph (a) above.

         Section 8.2 Agent's Reliance, Etc. Neither the Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken (INCLUDING THE AGENT'S OR ANY OF ITS RELATED PARTIES' OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Loan Parties or to inspect the property (including the books and records) of the Loan Parties; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.3 The Agent and Its Affiliates. With respect to its Commitment, the Advances made by it, and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, own securities issued by, assist in selling securities issued by, and generally engage in any kind of business with, any Loan Party, and any Person who may do business with or own securities of any Loan Party, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that as of the date of this Agreement, the Agent owns issued and outstanding equity securities of the Borrower.

         Section 8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the Financial Statements and the Interim Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 8.5 Expenses. To the extent not paid by the Borrower, each Lender severally agrees to pay to the Agent on demand such Lender's ratable share, based upon the outstanding amount of Loan Obligations held by the Lenders, but if no Loan Obligations are held by the Lenders, then evenly among the Lenders, of the following: (i) all reasonable out-of-pocket expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent with respect thereto) of, and in connection with the negotiation, investigation, preparation, execution, delivery, recording or filing, refinancing, renegotiation, and restructuring of this Agreement and the other Loan Documents and any amendment, waiver, or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agent); (ii) all out-of-pocket expenses of the Agent incurred in connection with the collection of the Loan Obligations or the enforcement of the rights of the Agent and the Lenders under this Agreement and the Loan Documents, which amounts will include all court costs, attorneys' fees (including, without limitation, for arbitration, trial, appeal, or other proceedings), fees of auditors and accountants, and investigation expenses incurred by the Agent in connection with any such matters; and (iii) all amounts expended, advanced, or incurred by the Agent to satisfy any obligation of the Borrower or any Loan Party under this Agreement or any other Loan Document.

         Section 8.6 Indemnification. To the extent not reimbursed by the Borrower, each Lender severally agrees to indemnify the Agent and its Related Parties (each an "Agent Indemnitee") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), claims, demands, and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (collectively the "Agent Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of, or in any way related to any aspect of this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending, or preparing to defend any such action, suit, proceeding (including any investigations, litigation, or inquiries), or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE NEGLIGENCE OF ANY AGENT INDEMNITEE (but not Agent Indemnity Matters related to the gross negligence or wilful misconduct of any Agent Indemnitee).

         Section 8.7 Successor Agent. The Agent may be removed at any time with or without cause by the joint determination of the Majority Lenders with Commitments and the Majority Lenders with Outstandings upon receipt of written notice from such Lenders to such effect. Upon receipt of notice of any such removal, such Lenders shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by such Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after such Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Borrower, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or of any political subdivision thereof and having a combined capital and surplus of at least $500,000,000 after consultation with the Borrower. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from any further duties and obligations under this Agreement and the other Loan Documents after such acceptance. After any retiring Agent's removal hereunder as Agent, the provisions of this Article 8 shall inure to such Person's benefit as to any actions taken or omitted to be taken by such Person while such Person was Agent under this Agreement and the other Loan Documents.

                                   ARTICLE 9

                                 MISCELLANEOUS

         Section 9.1 Notices. All notices and other communications under this Agreement shall be in writing and mailed by certified mail (return receipt requested), telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, to the address for the appropriate party specified in Schedule I or at such other address as shall be designated by such party in a written notice to the other parties. Mailed notices shall be effective when received. Telecopied or telexed notices shall be effective when transmission is completed or confirmed by telex answerback. Delivered notices shall be effective when delivered by messenger or courier. Notwithstanding the foregoing, notices and communications to the Agent pursuant to Article 2 or 7 shall not be effective until received by the Agent.

         Section 9.2      Modifications, Waivers, and Consents.

                          (a)     No modification or waiver of any provision of
this Agreement or the Notes, nor any consent required under this Agreement or the Notes, shall be effective unless such modification, waiver, or consent shall be in writing and signed by the parties expressly required for such modification, waiver, or consent outside of this Section 9.2 in this Agreement or the Notes.

                          (b)     In absence of any express requirement for any
modification, waiver, or consent outside of this Section 9.2 in this Agreement or the Notes, no modification or waiver of any provision of this Agreement or the Notes, nor any consent required under this Agreement or the Notes:

                                  (i)      shall be effective to waive any of
         the conditions specified in Section 7.1, 7.2, or 7.3, unless agreed to by the Agent and the Lenders;

                                  (ii)     shall be effective to increase the
         Commitments of the Lenders (including any reactivation of the Commitments after the termination thereof), unless agreed to by the Agent, the Borrower, and the Lenders;

                                  (iii)  shall be effective to reduce the
         amount of principal, interest, or fees payable under the Loan Documents, or postpone the payment thereof (including any recision of the acceleration of the foregoing), unless agreed to by the Agent, the Borrower, and the Lenders holding the Loan Obligation which is being reduced or postponed;

                                  (iv)     shall be effective to release any
         Guaranty or release any material amount of any Collateral, unless agreed to by the Agent and the Lenders;

                                  (v)      shall be effective to change the
         percentage or number of Lenders required to take any action under the Loan Documents, including the percentage or number required for any amendment of the definition of "Majority Lenders for Borrowing," "Majority Lenders in Number," "Majority Lenders with Commitments," or "Majority Lenders with Outstandings" or any amendment to this Section 9.2, unless agreed to by the Agent, the Borrower, and the Lenders;

                                  (vi)     shall be effective for any
         modification, waiver, or consent affecting any period when the Commitments of the Lenders under this Agreement are Dormant or for any waiver of any Event of Default which would have occurred during such period but for the suspension of Events of Default, whether any such modification, waiver, or consent is made during such period or retroactively, unless agreed to by the Agent, the Borrower, and the Lenders;

                                  (vii)  shall be effective to affect the
         rights or obligations of the Agent under the Loan Documents, unless agreed to by the Agent, the Borrower, and the Lenders; or

                                  (viii)  shall be effective for any other
         modification, waiver, or consent not covered in paragraph (a) above or in clauses (i) through (vii) in this paragraph (b), unless agreed to by the Agent, the Borrower, the Majority Lenders with Commitments, and the Majority Lenders with Outstandings.

                          (c)     With respect to any modification, waiver, or
consent under any Loan Documents other than this Agreement and the Notes, including any modification, waiver, or consent under the Guaranties, the Collateral Trust Agreement, or any other Security Documents, the Agent shall take such action on behalf of the Lenders only if such action has been approved by the Lenders, if any, which would be required to approve such modification, waiver, or consent if the same was requested under this Agreement or the Notes in accordance with the requirements specified in paragraphs (a) and (b) above.

                          (d)     Each modification, waiver, or consent shall
be effective only in the specific instance and for the specific purpose for which given.

         Section 9.3 Payment of Expenses, Indemnities, Etc. The Borrower agrees to:

                          (a)     Pay upon demand (i) all reasonable
out-of-pocket expenses of the Agent and the Lenders in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, investigation, preparation, execution, delivery, recording or filing, refinancing, renegotiation, and restructuring of this Agreement and the other Loan Documents and any amendment, waiver, or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agent); (ii) pay upon demand all out-of-pocket expenses of the Agent and the Lenders incurred in connection with the collection of the Loan Obligations or the enforcement of the rights of the Agent and the Lenders under this Agreement and the Loan Documents, which amounts will include all court costs, attorneys' fees (including, without limitation, for arbitration, trial, appeal, or other proceedings), fees of auditors and accountants, and investigation expenses incurred by the Agent and the Lenders in connection with any such matters; and (iii) reimburse upon demand the Agent for all amounts expended, advanced, or incurred by the Agent to satisfy any obligation of the Borrower or any Loan Party under this Agreement or any other Loan Document; and

                          (b)     indemnify the Agent, the Lenders, and their
respective Related Parties (each an "Indemnitee") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), claims, demands, and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of, or in any way related to (i) any actual or proposed use by the Borrower or its Subsidiaries of the proceeds of any of the Loans, (ii) the operations of the business of the Borrower and its Subsidiaries, (iii) any bodily injury or death or property damage occurring in or upon or in the vicinity of any real or personal property of the Borrower or its Subsidiaries,
(iv) any claim by any third Person against any Collateral, (v) the failure of the Borrower or any of its Subsidiaries to comply with any Governmental Requirement, or (vi) any other aspect of this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending, or preparing to defend any such action, suit, proceeding (including any investigations, litigation, or inquiries), or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE NEGLIGENCE OF ANY INDEMNITEE (but not (i) Indemnity Matters related to the gross negligence or wilful misconduct of any Indemnitee, (ii) Indemnity Matters related to claims against any Indemnitee made by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, and (iii) Indemnity Matters related to claims against any Indemnitee made by the Agent or any Lender).

         Section 9.4 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other Loan Document shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Agreement or such Loan Document.

         Section 9.5 Survival of Agreements. All representations and warranties of the Borrower herein or in the other Loan Documents, and all covenants and agreements herein not fully performed before the effective date or dates of this Agreement and of the other Loan Documents, shall survive such date or dates.

         Section 9.6 Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the Borrower and their respective successors and assigns and the Agent and the Lenders and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under this Agreement and the Loan Documents.

                          (a)     Any Lender may assign and delegate to one or
more Eligible Assignees all or any portion of its rights and obligations under this Agreement provided that all assignments and delegations must be denominated as transfers of Commitments held by the transferor or as transfers of specific Advances held by the transferor. Transfers of Commitments and Advances shall automatically transfer the rights and obligations of Lenders holding Commitments and Advances under this Agreement and the Loan Documents in accordance with the provisions of this Section 9.6.

                          (b)     With respect to all assignments and
delegations of Commitments, (i) each such transfer shall be of a constant, and not a varying, percentage of all of such Lender's Commitments under this Agreement, (ii) no such transfer on or before December 19, 1996, shall cause JEDI to retain less than 50.1% of the Commitments under this Agreement, no such transfer shall cause JEDI to retain less than 20% of the Commitments under this Agreement, no such transfer shall cause any Lender that shall retain any Commitments under this Agreement to retain less than 10% of the Commitments under this Agreement, Commitments must be transferred in $1,000,000 increments, and no such transfer shall cause the number of Lenders under this Agreement to exceed ten Lenders, (iii) each such transfer shall be to an Eligible Assignee,
(iv) the parties to each such transfer shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and (v) each transferee (other than those of the Agent) shall pay to the Agent a $2,500 administrative fee.

                          (c)     With respect to all assignments and
delegations of Advances, (i) each such transfer shall be of a constant, and not a varying, percentage of the outstanding principal amount of the Advance which is being transferred, (ii) no such transfer on or before December 19, 1996, shall cause JEDI to retain less than 50.1% of the aggregate outstanding principal amount of the Loans, no such transfer shall cause JEDI to retain less than 20% of the aggregate outstanding principal amount of the Loans, no such transfer shall cause any Lender that shall retain any portion of any Loan to retain less than 10% of such Loan, and no such transfer shall cause the number of Lenders under this Agreement to exceed ten Lenders, (iii) each such transfer shall be to an Eligible Assignee, (iv) the parties to each such transfer shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and shall deliver to the Agent the existing Notes subject to such transfer for reissuance, and (v) each transferee (other than those of the Agent) shall pay to the Agent a $2,500 administrative fee.

                          (d)     Notwithstanding any other rules regarding
transfers, JEDI may assign all of its Commitment to Enron Capital & Trade Resources Corp. or Enron Capital Management Limited Partnership, whether or not such Persons are Eligible Assignees at the time of transfer, in the event that JEDI dissolves pursuant to the terms of its organizational documents.

                          (e)     Upon receipt of an Assignment and Acceptance
executed by a Lender and an Eligible Assignee, together with the Notes subject to such assignment, if any, the Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt notice thereof to the Borrower. If new Notes must be issued in connection with the transfer, within five Business Days after the Borrower receives notice of the transfer, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered old Notes subject to the transfer, new Notes prepared by the Agent reflecting the transfer. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form and correctly reflect the effect of the transfer. Upon execution, delivery, acceptance, and recording of the Assignment and Acceptance, and as shown by the new Notes, if any, reflecting the transfer, from and after the effective date specified in each Assignment and Acceptance:
(A) the transferee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been transferred to the transferee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with respect to the Commitments or Advances transferred to such Lender and (B) the transferor Lender thereunder shall, to the extent that rights and obligations hereunder have been transferred by the transferor Lender pursuant to such Assignment and Acceptance, relinquish the transferor Lender's rights and be released from the transferor Lender's obligations hereunder with respect to the Commitments and Advances transferred by such Lender (and, in the case of an Assignment and Acceptance covering all of such transferor Lender's Commitments and Advances under this Agreement, such transferor Lender shall cease to be a party hereto).

                          (f)  By executing and delivering an Assignment and
Acceptance, the transferor Lender thereunder and the transferee Lender thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, the Loan Documents, or any instrument or document furnished in connection therewith; (ii) the transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their obligations under this Agreement, the Loan Documents, or any other instrument or document furnished in connection therewith; (iii) such transferee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and Interim Financial Statements and such other documents and information as such transferee has deemed appropriate to make such transferee's own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such transferee Lender shall, independently and without reliance upon the Agent, the transferor Lender, or any other Lender and based on such documents and information as such transferee shall deem appropriate at the time, continue to make such transferee's own credit decisions in taking or not taking action under this Agreement and the Loan Documents; (v) such transferee Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are specified for the Agent under the terms of this Agreement and the Loan Documents; and (vi) such transferee Lender agrees that it shall perform as a Lender under the Loan Documents.

                          (g)     The Agent shall maintain a copy of this
Agreement and of each Assignment and Acceptance delivered to and accepted by the Agent, together with a register specifying the names and addresses of the Lenders under this Agreement, the percentage of the Commitments hereunder held by each Lender, and the percentage of each Loan hereunder held by each Lender (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                          (h)     Each Lender may sell participations to one or
more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not require the participant's consent to any matter under this Agreement, except for change in the matters expressed in
Section 9.2(b) or (c). Each Lender which sells any participation hereunder agrees to provide the Borrower and the Agent with notice of any such actions, but the failure to provide such notice shall not invalidate such actions. In the event that any Lender sells any participation hereunder, the participants shall have rights under Sections 2.8, 2.9, 2.10, 2.11, 2.12, 6.2(c), and 9.3 with respect to their participation interest to the same extent as the selling Lender.

         Section 9.7 Renewal, Extension, or Rearrangement. All provisions of this Agreement and of any other Loan Documents relating to the Loan Obligations shall apply with equal force and effect to each and all promissory notes and other documents hereinafter executed which in whole or in part represent a renewal, extension, increase, or rearrangement of any part of the Loan Obligations.

         Section 9.8 No Implied Waiver. No course of dealing on the part of the Agent or any Lender or their respective Related Parties, nor any failure or delay with respect to exercising any right, power, or privilege of the Agent or any Lender under this Agreement or any other Loan Document shall operate as a waiver thereof.

         Section 9.9 Cumulative Rights. Rights and remedies of the Agent and the Lenders under this Agreement and each other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.10 Interpretation. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa. The word "including" shall mean "including but not limited to." The word "or" shall mean "and/or" wherever necessary to prevent interpretation of any provision against the Agent or the Lenders. Whenever the Borrower has an obligation under this Agreement and the Loan Documents the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified.

         SECTION 9.11 CHOICE OF LAW. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE SPECIFIED IN ANOTHER LOAN DOCUMENT, THIS AGREEMENT, THE NOTES, AND THE LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES IN CONNECTION THEREWITH, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES OR PRINCIPLES OF THE STATE OF NEW YORK.

         SECTION 9.12 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE BORROWER, THE AGENT, AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGEMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH IN SECTION 9.1 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                 (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                 (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES.

         SECTION 9.13 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         Section 9.14 Prevention of Usury. It is the intention of the parties hereto to conform strictly to usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to





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
the contrary in this Agreement or in any other Loan Document, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the Lenders that is contracted for, taken, reserved, charged, or received under this Agreement and the Loan Documents or agreements or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if previously paid shall be credited by the applicable Lender on the principal amount of the Loan Obligations owed to such Lender (or, to the extent that the principal amount of the Loan Obligations owed to such Lender shall have been or would thereby be paid in full, refunded to the Borrower); and (b) in the event that the maturity of the Loan Obligations is accelerated by reason of an election of the Agent or the Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to this transaction may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise in connection with the Loans shall be cancelled automatically and, if theretofore paid, shall be credited by the applicable Lender on the principal amount of the Loan Obligations owed to such Lender (or, to the extent that the principal amount of the Loan Obligations owed to such Lender shall have been or would thereby be paid in full, refunded to the Borrower). The right to accelerate the maturity of the Loan Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and no Lender intends to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to each Lender for the use, forbearance, or detention of sums included in the Loan Obligations owed to such Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of this Agreement until payment in full so that the rate or amount of interest on account of the Loan Obligations owed to such Lender does not exceed the applicable usury ceiling, if any. As used in this Section 9.14, the term "applicable law" shall mean the laws which govern this Agreement as described in Section 9.11 (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of the United States of America applicable to the applicable Lender and the Loans which would permit such Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under any other applicable law.

         Section 9.15 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section, or subsection. Any reference herein to a Section or Subsection shall be deemed to refer to the applicable Section or Subsection of this Agreement unless otherwise stated herein. Any reference herein to an exhibit shall be deemed to refer to the applicable exhibit attached hereto unless otherwise stated herein. Any reference herein to any instrument, document, or other agreement shall be deemed to refer to such instrument, document, or agreement as the same may be amended, supplemented, and otherwise modified from time to time, unless expressly stated otherwise.

         Section 9.16 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

         SECTION 9.17 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE AGENT, THE LENDERS, AND THE BORROWER AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER THEREOF. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         Section 9.18 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         Section 9.19           Titles of Articles, Sections, and Subsections.
 All titles or headings to articles, sections, subsections, or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 9.20 Satisfaction Requirement. If any agreement, certificate, instrument, or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment unless another standard (e.g. "reasonably satisfactory") is expressly provided for in connection with such matter. Whenever any determination is to be made by any party, including those determinations by the Agent or the Lenders under Sections 2.1, 2.2, 2.3, 2.4, 7.1, 7.2, and 7.3, such determination shall be in such party's sole and exclusive judgment unless another standard (e.g. "reasonable determination") is expressly provided for in connection with such matter.

         Section 9.21 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.




                                        BORROWER:

                                        HANOVER COMPRESSOR COMPANY



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        AGENT:

                                        JOINT ENERGY DEVELOPMENT
                                        INVESTMENTS LIMITED PARTNERSHIP

                                        By:  Enron Capital Management Limited
                                             Partnership, its General Partner

                                        By:  Enron Capital Corp., its
                                             General Partner



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

Commitments                             LENDERS:
-----------

$100,000,000                            JOINT ENERGY DEVELOPMENT
                                        INVESTMENTS LIMITED PARTNERSHIP

                                        By:  Enron Capital Management Limited
                                             Partnership, its General Partner

                                        By:  Enron Capital Corp., its
                                             General Partner



                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------